Exhibit 1
Composite Certificate of Incorporation of
Freeport-McMoRan Copper & Gold Inc.
     FIRST: The name of the corporation is Freeport-McMoRan Copper & Gold Inc.
     SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.
     THIRD: The nature of the business or purposes to be conducted or promoted are:
     (a) To enter into, maintain, operate and carry on the business of mining in all its branches in the United States of America and in any other part of the world, and to quarry, mine, pump, extract, remove and otherwise produce, and to grind, treat, concentrate, smelt, refine, dress and otherwise prepare, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and other mineral and chemical substances of all kinds, metallic and nonmetallic, including, but without in any way limiting the generality of the foregoing, antimony, barite, chromium, coal, cobalt, copper, gas, gold, iron, lead, molybdenum, nickel, oil, potash, salt, silica, sand, silver, sulphur, tantalum, tin, titanium, tungsten, uranium, zinc, and ores and concentrates thereof.
     (b) To purchase, locate, denounce or otherwise acquire, take, hold and own, and to assign, transfer, lease, exchange, mortgage, pledge, sell or otherwise dispose of and in any manner deal with and contract with reference to, mines, wells, mining claims, mining rights, mineral lands, mineral leases, mineral rights, royalty rights, water rights, timber lands, timber and timber rights, and real and personal property of every kind, and any interest therein, in the United States of America or in any other country, to prospect, explore, work, exercise, develop, manage, operate and turn the same to account, and to engage in mining, geological, economic, feasibility, development, and other studies in the United States of America or in any other country.
     (c) To make, manufacture, treat, process, produce, buy, sell and in every way deal in and with minerals, ores, concentrates and chemicals of every description, organic or inorganic, natural or synthetic, in the form of raw materials, intermediate or finished products and any other related products and substances whatsoever related thereto or of a like or similar nature or which may enter into the manufacture of any of the foregoing or be used in connection therewith, and derivatives and by-products derived from the manufacture thereof and products to be made therefrom and generally without limitation by reference of the foregoing, all other products and substances of every kind, character and description.
     (d) To engage in any lawful act or activity, whether or not related to the foregoing, for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: (a) Authorized Stock. The total number of shares of capital stock that the corporation shall have authority to issue is 1,850,000,000 shares, consisting of 50,000,000 shares of Preferred Stock, par value $0.10 per share, and 1,800,000,000 shares of Common Stock, par value $0.10 per share. Of the authorized number of shares of Preferred Stock, 28,750,000 of such shares shall be a series of Preferred Stock designated as “6 3/4% Mandatory Convertible Preferred Stock;” 1,100,000 of such shares shall be a series of Preferred Stock designated as “5 1/2% Convertible Perpetual Preferred Stock;” and 2,500,000 of such shares shall be a series of Preferred Stock designated as “Series A Participating Cumulative Preferred Stock.” See Exhibits A, B and C attached hereto for the certificates of designations of the Series A Participating Cumulative Preferred Stock, 5 1/2% Convertible Perpetual Preferred Stock and 6 3/4% Mandatory Convertible Preferred Stock, respectively.
     (b) Common Stock. The powers, preferences, rights, qualifications, limitations and restrictions of the shares of Common Stock shall be as follows:
     (1) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to Section (c) of this Article FOURTH, and except as otherwise provided for herein, the holders of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine.
     (2) Voting. (A) With respect to the election of directors, holders of Common Stock and holders of Voting Preferred Stock (as defined below), shall vote together for the election of members of the Board of Directors. Each share of Common Stock and each share of Voting Preferred Stock shall have one vote in the election of directors. The “Voting Preferred Stock” means any series of Preferred Stock upon which the right to vote for directors pursuant to this Section (b)(2) has been conferred in accordance with Section (c)(6) of this Article FOURTH.
     (B) Any director may be removed, with cause, by a vote of the holders of Common Stock and the holders of Voting Preferred Stock, voting together.
     (3) Vacancies; Increases or Decreases in Size of the Board of Directors. Any vacancy in the office of a director created by the death, resignation or removal of a director may be filled by a vote of holders of Common Stock and holders of Voting Preferred Stock, voting together. Notwithstanding anything in this Section (b)(3) to the contrary, any vacancy in the office of a director may also be filled by the vote of the majority of the remaining directors, regardless of any quorum requirements set out in the by-laws. Any director elected to fill a vacancy shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director’s successor shall have been elected and qualified unless removed and replaced pursuant to Section (b)(2)(B) of this Article FOURTH and this Section (b)(3). The Board of Directors may increase the number of directors and any newly-created directorship so created may be filled by the Board of Directors. Any director elected (or appointed) in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created and until such director’s successor shall have been elected and qualified unless removed and replaced pursuant to Section (b)(2)(B) of this Article FOURTH and this Section (b)(3). No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to Article FIFTH so as to maintain the number of directors in each class as nearly equal as possible.
     (c) Preferred Stock. The Preferred Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations or restrictions, of the series so established, to the fullest extent now or hereafter permitted by the laws of the State of Delaware, including, but not limited to, the variations between the different series in the following respects:
     (1) The distinctive serial designation of such series;
     (2) The annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;
     (3) The redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;
     (4) The sinking fund provisions, if any, for the redemption or purchase of shares of such series;
     (5) The preferential amount or amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation of the corporation;
     (6) The voting rights of shares of such series;
     (7) The terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the corporation into which such shares may be converted; and

     (8) Such other terms, limitations and relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolutions, lawfully fix and determine under the laws of the State of Delaware.
All shares of the Preferred Stock shall be of equal rank with each other, regardless of series.
The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the Series A Participating Cumulative Preferred Stock shall be as set forth in Exhibit A attached hereto.
The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the 5 1/2% Convertible Perpetual Preferred Stock shall be as set forth in Exhibit B attached hereto.
(d) General.
     (1) Except as otherwise required by law and except as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of any such series of Preferred Stock shall have no voting power whatsoever. Subject to such restrictions as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, any amendment to this Amended and Restated Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the corporation irrespective of the provisions of Section 242(b)(2) of Delaware General Corporation Law.
     (2) No holder of stock of any series or class of stock of the corporation shall as such holder have under this Amended and Restated Certificate of Incorporation any preemptive or preferential right of subscription to any stock of any series or class of stock of the corporation or to any obligations convertible into stock of the corporation, issued or sold, or to any right of subscription to, or to any warrant or option for the purchase of any thereof.
     (3) Except as otherwise stated in this Amended and Restated Certificate of Incorporation, the corporation may from time to time issue and dispose of any of the authorized and unissued shares of Common Stock or Preferred Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services rendered. Any and all such shares of Common Stock or Preferred Stock the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

     FIFTH: (a) Subject to such rights to elect additional directors under specified circumstances as may be granted to holders of any shares of the Preferred Stock pursuant to the provisions of Article FOURTH, the number of directors of the corporation shall be fixed from time to time by the Board of Directors but shall not be less than five.
     (b) Subject to such rights to elect directors under specified circumstances as may be granted to holders of any shares of the Preferred Stock pursuant to the provisions of Article FOURTH, any director elected by the stockholders or elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.
     SIXTH: In furtherance and not in limitation of the powers conferred by law, (a) the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware or the Amended and Restated Certificate of Incorporation of the corporation, subject to the power of the stockholders to adopt, amend or repeal the by-laws or to limit or restrict the power of the Board of Directors to adopt, amend or repeal the by-laws, and (b) the corporation may in its by-laws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.
     SEVENTH: The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Common Stock shall be required for the approval or authorization of any Business Combination; provided, however, that the 66 2/3% voting requirement shall not be applicable if
     (a) the Board of Directors of the corporation by affirmative vote which shall include not less than a majority of the entire number of Continuing Directors (1) has approved in advance the acquisition of those outstanding shares of Common Stock which caused the Interested Party to become an Interested Party or (2) has approved the Business Combination;
     (b) the Business Combination is solely between the corporation and one or more other corporations all of the common stock of each of which other corporations is owned directly or indirectly by the corporation or between two or more of such other corporations; or
     (c) the Business Combination is a merger or consolidation and the cash and/or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock in the Business Combination is at least equal to the highest price per share (after giving effect to appropriate adjustments for any recapitalizations and for any stock splits, stock dividends and like distributions) paid by the Interested Party in acquiring any shares of Common Stock on the date when last acquired or during a period of two years prior thereto.
     (d) For purposes of this Article SEVENTH:

          (1) The terms “affiliate” and “associate” shall have the respective meanings assigned to those terms in Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule was in effect on the Initial Filing Date.
          (2) A person shall be deemed to be a “beneficial owner” of any Common Stock
          (A) which such person or any of its affiliates or associates beneficially owns, directly or indirectly; or
          (B) which such person or any of its affiliate or associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding; or
          (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.
          (3) The term “Business Combination” shall mean (A) any merger or consolidation of the corporation or a subsidiary of the corporation with or into an Interested Party, (B) any merger or consolidation of an Interested Party with or into the corporation or a subsidiary, (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, in which an Interested Party is involved, (D) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Party, (E) the issuance or transfer (in one transaction or a series of transactions) by the corporation or a subsidiary of the corporation to an Interested Party of any securities of the corporation or such subsidiary, which securities have a fair market value of $10,000,000 or more, or (F) any recapitalization, reclassification, merger or consolidation involving the corporation or a subsidiary of the corporation that would have the effect of increasing, directly or indirectly, the Interested Party’s voting power in the corporation or such subsidiary.
          (4) The term “Interested Party” shall mean and include (A) any individual, corporation, partnership, trust or other person or entity which, together with its affiliates and associates, is (or with respect to a Business Combination was within two years prior thereto) a beneficial owner of shares aggregating 20% or more of the outstanding Common Stock or any class thereof, and (B) any affiliate or associate of any such individual, corporation, partnership, trust or other person or entity. For the purposes of determining whether a person is an Interested Party the number of shares deemed to be outstanding shall include shares deemed beneficially owned through application of subclause (B) of the foregoing clause (2) but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
     (5) The term “Substantial Part” shall mean more than 10% of the fair market value of the total assets of the particular corporation.
     (6) The term “Continuing Director” shall mean a director who is not an affiliate of an Interested Party and who was a member of the Board of Directors of the corporation immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such nomination.
     (7) For the purposes of Section (c) of this Article SEVENTH, the term “other consideration to be received” shall include without limitation Common Stock retained by its existing public stockholders in the event of a Business Combination in which the corporation is the surviving corporation.
     (e) The provisions of this Article SEVENTH shall be construed liberally to the end that the consideration paid to holders whose Common Stock is acquired by an Interested Party in connection with a Business Combination to which Section (c) of this Article SEVENTH is applicable shall be not less favorable than that paid to holders of such Common Stock prior to such Business Combination. Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Party from any fiduciary duties or obligations imposed by law, nor shall anything herein be deemed to supersede any vote of holders of any series or class of stock other than Common Stock that shall be required by law, by or pursuant to this Amended and Restated Certificate of Incorporation or by the by-laws of the corporation.
     (f) Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the by-laws of the corporation and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the by-laws of the corporation, the affirmative vote of the holders of 66 2/3% or more of the shares of the outstanding Common Stock shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SEVENTH.
     EIGHTH: (a) A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

     (b) The corporation shall indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law. The determination as to whether such person has met the standard required for indemnification shall be made in accordance with applicable law.
     Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article EIGHTH.
     (c) The provisions of this Article EIGHTH shall be deemed to be a contract between the corporation and each person who serves as such director, officer, employee or agent of the corporation in any such capacity at any time while this Article EIGHTH is in effect. No repeal or modification of the foregoing provisions of this Article EIGHTH nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.
     The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EXHIBIT A
CERTIFICATE OF DESIGNATIONS
OF
SERIES A PARTICIPATING CUMULATIVE
PREFERRED STOCK
OF
FREEPORT-McMoRan COPPER & GOLD INC.
     The number, voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the corporation’s Series A Participating Cumulative Preferred Stock are set forth below:
     1. Designation and Number of Shares. The shares of such series shall be designated as “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 2,500,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.
     2. Dividends and Distributions. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on February 1, May 1, August 1 and November 1 of each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of $1.00 and subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Class B Common Stock of the Corporation par value $0.10 per share (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time after May 16, 2000 (the “Rights Declaration Date”) pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause 2(a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses 2(a)(ii)(A) and 2(a)(ii)(B) above); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.
     3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:
          (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (b) Except as otherwise provided herein, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock, shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.
          (1) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.
          (2) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph 3(c)(iii) hereof or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

          (3) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President or the Secretary or any Assistant Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder’s address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.
          (4) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph 3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock that elected the Director whose office shall have become vacant. References in this paragraph 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.
          (5) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of paragraph 3(c)(ii) hereof (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (6) The Certificate of Incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.
          (7) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.
     4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:
          (1) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
          (2) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
          (3) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
          (4) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.
     5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware Law.
     6. Liquidation, Dissolution and Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $0.10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     7. Consolidation, Merger, Etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     8. No Redemption. The Series A Preferred Stock shall not be redeemable.
     9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation’s preferred stock except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.
     10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

EXHIBIT B
CERTIFICATE OF DESIGNATIONS OF
5 1/2% CONVERTIBLE PERPETUAL PREFERRED STOCK
of
FREEPORT-McMoRan COPPER & GOLD INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
     The undersigned, Kathleen L. Quirk, Senior Vice President, Chief Financial Officer and Treasurer of Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board of Directors”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, hereby makes this Certificate of Designations (this Certificate”) and hereby states and certifies that pursuant to the authority expressly vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Amended and Restated Certificate of Incorporation”), the Board of Directors duly adopted the following resolutions:
     RESOLVED, that, pursuant to Article 4 of the Amended and Restated Certificate of Incorporation (which authorizes 50,000,000 shares of Preferred Stock, par value $0.10 per share (the “Preferred Stock”)), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.
     RESOLVED, that each share of such series of new Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:
     1. Number and Designation. 1,100,000 shares of the Preferred Stock of the Corporation shall be designated as “5 1/2% Convertible Perpetual Preferred Stock” (the “Convertible Preferred Stock”).
     2. Certain Definitions. As used in this Certificate, the following terms shall have the meanings defined in this Section 2. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Amended and Restated Certificate of Incorporation, unless the context otherwise requires:
     “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” shall have the meaning assigned to it in Section 15(a) hereof.
     “Board of Directors” means either the board of directors of the Corporation or any duly authorized committee of such board.
     “Business Day” means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.
     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.
     “Certificate” means this Certificate of Designations.
     “Change of Control” means the occurrence of any of the following events:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power of the Corporation’s total outstanding voting stock other than an acquisition by the Corporation, any of its Subsidiaries or any of the Corporation’s employee benefit plans;
     (b) the Corporation consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Corporation, other than: (i) any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Corporation’s Capital Stock and (B) pursuant to which holders of the Corporation’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all shares of the Corporation’s Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction and (ii) any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

     (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election to such Board of Directors of the Corporation, or whose nomination for election by the shareholders of the Corporation, was approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office; or
     (d) the Corporation’s stockholders pass a special resolution approving a plan of liquidation or dissolution and no additional approvals of stockholders are required under applicable law to cause a liquidation or dissolution.
     “Change of Control Purchase Date” shall have the meaning assigned to it in Section 11(a) hereof.
     “Closing Sale Price” of the shares of Common Stock or other Capital Stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock or such other Capital Stock or similar equity interests are traded or, if the shares of Common Stock or such other capital stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Board of Directors of the Corporation shall be entitled to determine the Closing Sale Price on the basis it considers appropriate, which determination shall be conclusive. The Closing Sale Price shall be determined without reference to any extended or after hours trading.
     “Common Share Legend” shall have the meaning assigned to it in Section 16(f).
     “Common Stock” means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation. Subject to the provisions of Section 9, however, shares issuable on conversion of the Convertible Preferred Stock shall include only shares of the class designated as common stock of the Corporation at the date of this Certificate (namely, the Class B Common Stock, par value $0.10 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Conversion Agent” shall have the meaning assigned to it in Section 17(a) hereof.
     “Conversion Price” per share of Convertible Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.
     “Conversion Rate” per share of Convertible Preferred Stock means 18.8019 shares of Common Stock, subject to adjustment pursuant to Section 8 hereof.
     “Convertible Preferred Stock” shall have the meaning assigned to it in Section 0 hereof.
     “Convertible Preferred Stock Director” shall have the meaning assigned to it in Section 12(c) hereof.
     “Corporation” shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Corporation.
     “Current Market Price” shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the “ex-date” with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term “ex-date,” (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective. If another issuance, distribution, subdivision or combination to which Section 8(d) applies occurs during the period applicable for calculating “Current Market Price” pursuant to this definition, the “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.
     “Depositary” means DTC or its successor depositary.
     “Dividend Payment Date” means February 1, May 1, August 1 and November 1 of each year, commencing May 1, 2004, or if any such date is not a Business Day, on the next succeeding Business Day.
     “Dividend Period” shall mean the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date.
     “DTC” shall mean The Depository Trust Company, New York, New York.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     “Global Preferred Shares” shall have the meaning assigned to it in Section 15(a) hereof.
     “Global Shares Legend” shall have the meaning assigned to it in Section 15(a) hereof.
     “Initial Purchasers” shall have the meaning assigned to it in the Purchase Agreement.
     “Junior Stock” shall have the meaning assigned to it in Section 3(a) hereof.
     “Liquidated Damages” shall have the meaning assigned to “Liquidated Damages Amount” in the Registration Rights Agreement.
     “Liquidation Preference” shall have the meaning assigned to it in Section 5(a) hereof.
     “Officer” means the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation.
     “Outstanding” means, when used with respect to Convertible Preferred Stock, as of any date of determination, all shares of Convertible Preferred Stock outstanding as of such date; provided, however, that, if such Convertible Preferred Stock is to be redeemed, notice of such redemption has been duly given pursuant to this Certificate and the Paying Agent holds, in accordance with this Certificate, money sufficient to pay the Redemption Price for the shares of Convertible Preferred Stock to be redeemed, then immediately after such Redemption Date such shares of Convertible Preferred Stock shall cease to be Outstanding; provided further that, in determining whether the holders of Convertible Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Convertible Preferred Stock owned by the Corporation or its Affiliates shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Convertible Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.
     “Parity Stock” shall have the meaning assigned to it in Section 3(b) hereof.
     “Paying Agent” shall have the meaning assigned to it in Section 17(a) hereof.

     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
     “Purchase Agreement” means the Purchase Agreement dated as of March 24, 2004 among the Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated relating to the Convertible Preferred Stock.
     “Purchase Price” means an amount equal to 100% of the Liquidation Preference per share of Convertible Preferred Stock being purchased, plus an amount equal to any accumulated and unpaid dividends, including Liquidated Damages, if any (whether or not declared), thereon to, but excluding, the Change of Control Purchase Date; provided that if a Change of Control Purchase Date falls after a Record Date and on or prior to the corresponding Dividend Payment Date, the Purchase Price will only be an amount equal to the Liquidation Preference per share of Convertible Preferred Stock being purchased and will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.
     “Record Date” means (i) with respect to the dividends payable on February 1, May 1, August 1 and November 1 of each year, January 15, April 15, July 15 and October 15 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 8, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     “Redemption Date” means a date that is fixed for redemption of the Convertible Preferred Stock by the Corporation in accordance with Section 6 hereof.
     “Redemption Price” means an amount equal to the Liquidation Preference per share of Convertible Preferred Stock being redeemed, plus an amount equal to all accumulated and unpaid dividends, including Liquidated Damages, if any (whether or not declared), thereon to, but excluding, the Redemption Date; provided that if the Redemption Date shall occur after a Record Date and before the related Dividend Payment Date, the Redemption Price shall be only an amount equal to the Liquidation Preference per share of Convertible Preferred Stock being redeemed and will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.
     “Registrar” shall have the meaning assigned to it in Section 13 hereof.

     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 30, 2004, among the Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated relating to the Convertible Preferred Stock.
     “Restricted Shares Legend” shall have the meaning assigned to it in Section 15(a).
     “Rights” shall have the meaning assigned to it in Section 10 hereof.
     “Rights Agreement” means the Rights Agreement, dated as of May 3, 2000, between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.
     “Rights Plan” shall have the meaning assigned to it in Section 10 hereof.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Senior Stock” shall have the meaning assigned to it in Section 3(c) hereof.
     “Shelf Registration Statement” shall have the meaning assigned to it in the Registration Rights Agreement.
     “Subsidiary” means (a) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Corporation, by one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation, (b) a partnership in which the Corporation or a Subsidiary of the Corporation holds a majority interest in the equity capital or profits of such partnership, or (c) any other Person (other than a corporation) in which the Corporation, a Subsidiary of the Corporation or the Corporation and one or more Subsidiaries of the Corporation, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such person.
     “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.
     “Transfer Agent” shall have the meaning assigned to it in Section 13 hereof.
     3. Rank. The Convertible Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

     (a) senior to the Common Stock and any other class or series of Capital Stock of the Corporation, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Junior Stock”);
     (b) on a parity with any other class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks on a parity with the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Parity Stock”); and
     (c) junior to each class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Senior Stock”).
     4. Dividends. (a) Holders of Convertible Preferred Stock shall be entitled to receive, when, as and if, declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on each share of Convertible Preferred Stock at the annual rate of 5 1/2% of the Liquidation Preference per share. Such dividends shall be payable in arrears in equal amounts quarterly on each Dividend Payment Date, beginning May 1, 2004, in preference to and in priority over dividends on any Junior Stock but subject to the rights of any holders of Senior Stock or Parity Stock.
     (b) Dividends shall be cumulative from the initial date of issuance or the last Dividend Payment Date for which accumulated dividends were paid, whichever is later, whether or not funds of the Corporation are legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Convertible Preferred Stock, as they appear on the Corporation’s stock register at the close of business on a Record Date. Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.
     (c) Accumulated and unpaid dividends for any past Dividend Period (whether or not declared) shall cumulate at the annual rate of 5 1/2% and shall be payable in the manner set forth in this Section 4.

     (d) The amount of dividends payable for each full Dividend Period for the Convertible Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Convertible Preferred Stock shall be computed on the basis of 30-day months and a 12-month year. Holders of Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Convertible Preferred Stock.
     (e) No dividend shall be declared or paid, or funds set apart for the payment of any dividend or other distribution, whether in cash, obligations or shares of Capital Stock of the Corporation or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Corporation through a sinking fund or otherwise, unless all accumulated and unpaid dividends, including Liquidated Damages, if any, through the most recent Dividend Payment Date (whether or not there are funds of the Corporation legally available for the payment of dividends) on the shares of Convertible Preferred Stock and any Parity Stock have been paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this Section 4(e) to the contrary, the Corporation may redeem, repurchase or otherwise acquire for consideration Convertible Preferred Stock and Parity Stock pursuant to a purchase or exchange offer made on the same terms to all holders of such Convertible Preferred Stock and Parity Stock. When dividends are not paid in full, as aforesaid, upon the shares of Convertible Preferred Stock, all dividends declared on the Convertible Preferred Stock and any other Parity Stock shall be paid either (A) pro rata so that the amount of dividends so declared on the shares of Convertible Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Convertible Preferred Stock and such class or series of Parity Stock bear to each other or (B) on another basis that is at least as favorable to the holders of the Convertible Preferred Stock entitled to receive such dividends.
     5. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, holders of Convertible Preferred Stock shall be entitled to receive $1,000 per share of Convertible Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends, including Liquidated Damages, (whether or not declared) accumulated and unpaid thereon to the date of final distribution to such holders, but shall not be entitled to any further payment or other participation in any distribution of the assets of the Corporation. If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, distributable among the holders of Convertible Preferred Stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Convertible Preferred Stock and any other Parity Stock ratably in proportion to the respective amounts that would be payable on such shares of Convertible Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

     (b) Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation’s property or assets, nor the consolidation, merger or amalgamation of the Corporation with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.
     (c) Subject to the rights of the holders of any Parity Stock, after payment has been made in full to the holders of the Convertible Preferred Stock, as provided in this Section 5, holders of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Convertible Preferred Stock shall not be entitled to share therein.
     6. Optional Redemption of the Convertible Preferred Stock. Shares of Convertible Preferred Stock shall be redeemable by the Corporation in accordance with this Section 6.
     (a) The Corporation may not redeem any shares of Convertible Preferred Stock before March 30, 2009. On or after March 30, 2009, the Corporation shall have the option to redeem, subject to Section 6(l) hereof, (i) some or all the shares of Convertible Preferred Stock at the Redemption Price, but only if the Closing Sale Price of the Common Stock for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Corporation gives notice of such redemption pursuant to this Section 6 exceeds 130% of the Conversion Price in effect on each such Trading Day and (ii) all the Outstanding shares of Convertible Preferred Stock at the Redemption Price, but only if on any Dividend Payment Date, the total number of Outstanding shares of Convertible Preferred Stock is less than 15% of the total number of Outstanding shares of Convertible Preferred Stock after March 30, 2004.
     (b) In the event the Corporation elects to redeem shares of Convertible Preferred Stock, the Corporation shall:
     (i) send a written notice to the Registrar and Transfer Agent of the Redemption Date, stating the number of shares to be redeemed and the Redemption Price, at least 35 days before the Redemption Date (unless a shorter period shall be satisfactory to the Registrar and Transfer Agent);
     (ii) send a written notice by first class mail to each holder of record of the Convertible Preferred Stock at such holder’s registered address, not fewer than 20 nor more than 90 days prior to the Redemption Date stating:
     (A) the Redemption Date;

     (B) the Redemption Price and whether such Redemption Price will be paid in cash, shares of Common Stock, or, if a combination thereof, the percentages of the Redemption Price in respect of which the Corporation will pay in cash and shares of Common Stock;
     (C) the Conversion Price and the Conversion Ratio;
     (D) the name and address of the Paying Agent and Conversion Agent;
     (E) that shares of Convertible Preferred Stock called for redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;
     (F) that holders who want to convert shares of the Convertible Preferred Stock must satisfy the requirements set forth in Section 7 of this Certificate;
     (G) that shares of the Convertible Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (H) if fewer than all the Outstanding shares of the Convertible Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed;
     (I) that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of Convertible Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;
     (J) the CUSIP number of the Convertible Preferred Stock; and
     (K) any other information the Corporation wishes to present; and
     (iii) (A) publish the information set forth in Section 6(b)(ii) once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, (B) issue a press release containing such information and (C) publish such information on the Corporation’s web site on the World Wide Web.

     (c) The Redemption Price shall be payable, at the Corporation’s election, in cash, shares of Common Stock, or a combination of cash and shares of Common Stock; provided that the Corporation shall not be permitted to pay all or any portion of the Redemption Price in shares of Common Stock unless:
     (i) the Corporation shall have given timely notice pursuant to Section 6(b) hereof of its intention to purchase all or a specified percentage of the Convertible Preferred Stock with shares of Common Stock as provided herein;
     (ii) the Corporation shall have registered such shares of Common Stock under the Securities Act and the Exchange Act, in each case, if required;
     (iii) such shares of Common Stock have been listed on a national securities exchange or have been quoted in an inter-dealer quotation system of any registered United States national securities association; and
     (iv) any necessary qualification or registration under applicable state securities laws has been obtained, if required, or an exemption therefrom is available.
          If the foregoing conditions are not satisfied with respect to any holder or holders of Convertible Preferred Stock prior to the close of business on the last day prior to the Redemption Date and the Corporation has elected to purchase the Convertible Preferred Stock pursuant to this Section 6 through the issuance of shares of Common Stock, then, notwithstanding any election by the Corporation to the contrary, the Corporation shall pay the entire Redemption Price of the Convertible Preferred Stock of such holder or holders in cash.
     (d) Payment of the specified portion of the Redemption Price in shares of Common Stock pursuant to Section 6(c) hereof shall be made by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Redemption Price, as the case may be, to be paid in shares of Common Stock by (ii) 95% of the average of the Closing Sale Prices of the Common Stock for the 5 Trading Days ending on the third Trading Day prior to the Redemption Date (appropriately adjusted to take into account the occurrence during such period of any event described in Section 8). The Corporation shall not issue fractional shares of Common Stock in payment of the Redemption Price. Instead, the Corporation shall pay cash based on the Closing Sale Price of the Common Stock on the Redemption Date for all fractional shares. Upon determination of the actual number of shares of Common Stock to be issued upon redemption of the Convertible Preferred Stock, the Corporation shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Corporation’s web site or through such other public medium as the Corporation may use at that time.

     (e) If the Corporation gives notice of redemption, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall, with respect to:
     (i) shares of the Convertible Preferred Stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash or shares of Common Stock, as applicable, sufficient to pay the Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Convertible Preferred Stock; and
     (ii) shares of the Convertible Preferred Stock held in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent cash or shares of Common Stock, as applicable, sufficient to pay the Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Convertible Preferred Stock upon surrender of their certificates evidencing their shares of the Convertible Preferred Stock.
     (f) If on the Redemption Date, DTC and/or the Paying Agent holds or hold money or shares of Common Stock, as applicable, sufficient to pay the Redemption Price for the shares of Convertible Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Convertible Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 6 and the right to convert such shares of Convertible Preferred Stock as provided in Section 7(a) hereof.
     (g) Payment of the Redemption Price for shares of the Convertible Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Convertible Preferred Stock, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.
     (h) Payment of the Redemption Price for shares of the Convertible Preferred Stock will be made (1) on the Redemption Date, if book-entry transfer or physical delivery of the Convertible Preferred Stock has been made by or on the Redemption Date, or (2) if book-entry transfer or physical delivery of the Convertible Preferred Stock has not been made by or on the Redemption Date, at the time of such transfer or delivery.
     (i) If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Convertible Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date.

     (j) If fewer than all the Outstanding shares of Convertible Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot, on a pro rata basis (with any fractional shares being rounded to the nearest whole share), or any other method as may be determined by the Board of Directors to be fair and appropriate.
     (k) Upon surrender of a certificate or certificates representing shares of the Convertible Preferred Stock that is or are redeemed in part, the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the holder, a new certificate of certificates representing shares of the Convertible Preferred Stock in an amount equal to the unredeemed portion of the shares of Convertible Preferred Stock surrendered for partial redemption.
     (l) Notwithstanding the foregoing provisions of this Section 6, unless full cumulative dividends (whether or not declared) on all Outstanding shares of Convertible Preferred Stock and Parity Stock have been paid or set apart for payment for all Dividend Periods terminating on or before the Redemption Date, none of the shares of Convertible Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of Convertible Preferred Stock and any Parity Stock.
     7. Conversion. (a) Right to Convert. Each share of Convertible Preferred Stock shall be convertible, at any time, in accordance with, and subject to, this Section 7 into a number of fully paid and non-assessable shares of Common Stock equal to the Conversion Rate in effect at such time. Notwithstanding the foregoing, if any shares of Convertible Preferred Stock are to be redeemed pursuant to Section 6, such conversion right shall cease and terminate, as to the shares of the Convertible Preferred Stock to be redeemed, at 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, unless the Corporation shall default in the payment of the Redemption Price therefor, as provided herein.
     (b) Conversion Procedures. (i) Conversion of shares of the Convertible Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Conversion Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Convertible Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Convertible Preferred Stock certificate attached hereto) along with (A) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent and (B) if required pursuant to Section 7(c), funds equal to the dividend payable on the next Dividend Payment Date. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Convertible Preferred Stock pursuant hereto. The conversion of the Convertible Preferred Stock will be deemed to have been made as of the close of business on the date (the “Conversion Date”) such certificate or certificates have been surrendered and the receipt of such Notice of Conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid). Promptly (but no later than two Business Days) following the Conversion Date, the Corporation shall deliver or cause to be delivered (1) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Convertible Preferred Stock being converted (or such holder’s transferee) shall be entitled, and (2) if less than the full number of shares of the Convertible Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. As of the close of business on the Conversion Date, the rights of the holder of the Convertible Preferred Stock as to the shares being converted shall cease except for the right to receive shares of Common Stock and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.
     (ii) Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, Notices of Conversion may be delivered to, and shares of the Convertible Preferred Stock representing beneficial interests in respect of such Global Preferred Shares may be surrendered for conversion in accordance with the applicable procedures of, the Depositary as in effect from time to time.
     (c) Dividend and Other Payments Upon Conversion. (i) If a holder of shares of Convertible Preferred Stock exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. On conversion of the Convertible Preferred Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on the Business Day immediately preceding such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted share of Convertible Preferred Stock shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Convertible Preferred Stock being converted pursuant to the provisions hereof. On conversion of the Convertible Preferred Stock, Liquidated Damages, if any, accrued and unpaid to the Conversion Date, shall be paid in full to the holder thereof in exchange for the Convertible Preferred Stock being converted pursuant to the provisions hereof. Shares of the Convertible Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable (excluding any Liquidated Damages) in respect of those shares on such Dividend Payment Date; provided that a holder of shares of the Convertible Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable (including any Liquidated Damages) on such shares of the Convertible Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend (including any Liquidated Damages) upon surrender of shares of the Convertible Preferred Stock for conversion.
     (ii) Notwithstanding the foregoing, if shares of the Convertible Preferred Stock are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date and the Corporation has called such shares of the Convertible Preferred Stock for redemption during such period, or the Corporation has designated a Change of Control Purchase Date during such period, then, in each case, the holder who tenders such shares for conversion shall receive the dividend payable (including any Liquidated Damages) on such Dividend Payment Date and need not include payment of the amount of such dividend (including any Liquidated Damages) upon surrender of shares of the Convertible Preferred Stock for conversion.
     (d) Fractional Shares. In connection with the conversion of any shares of the Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.
     (e) Total Shares. If more than one share of the Convertible Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Convertible Preferred Stock so surrendered.
     (f) Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Corporation shall:
     (i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Convertible Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all Outstanding shares of the Convertible Preferred Stock;

     (ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Convertible Preferred Stock hereunder); and
     (iii) ensure that all shares of Common Stock delivered upon conversion of the Convertible Preferred Stock will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.
     8. Conversion Rate Adjustments. The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with the provisions of this Section 8.
     (a) If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the date following the Record Date shall be increased by multiplying such Conversion Rate by a fraction,
     (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date and the total number of shares of Common Stock constituting such dividend or other distribution; and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date.
Such increase shall become effective immediately after the opening of business on the day following such Record Date. If any dividend or distribution of the type described in this Section 8(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Corporation shall issue rights or warrants to all holders of any class of Common Stock entitling them (for a period expiring within forty-five (45) days after the Record Date to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price on the Record Date, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such Record Date by a fraction,

     (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible); and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price.
Such adjustment shall become effective immediately after the opening of business on the day following such Record Date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the Fair Market Value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive.
     (c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in the event outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (d) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than any dividends or distributions to which Section 8(a)

applies) or evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in 8(b) or (ii) any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 8(a) or Section 8(g)) (any of the foregoing hereinafter referred to in this Section 8(d) as the “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,
     (i) the numerator of which shall be the Current Market Price on such Record Date; and
     (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on such Record Date of the portion of the Distributed Property applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on such Record Date).
Such adjustment shall become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined by the Board of Directors) of the portion of the Distributed Property applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share of its Convertible Preferred Stock on the Record Date. To the extent that any of the Distributed Property is not distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the Distributed Property actually distributed. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 8(d) by reference to the trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.
     Rights or warrants (including rights under the Corporation’s Rights Agreement) distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this 8(d) (and no adjustment to the Conversion Rate under this 8(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this 8(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Certificate, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.
     For purposes of this Section 8(d), Section 8(a) and Section 8(b), any dividend or distribution to which this Section 8(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants, as to which any Conversion Rate adjustment required by this Section 8(d) with respect to such dividend or distribution shall then be made, immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants, as to which any further Conversion Rate adjustment required by Sections 8(a) and 8(b) with respect to such dividend or distribution shall then be made, except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on such Record Date” within the meaning of Sections 8(a) and 8(b).
     (e) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, excluding (i) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary and (ii) any quarterly cash dividend on its Common Stock to the extent that the aggregate amount of cash distributions per share of Common Stock in any quarter does not exceed $.20 (the “Dividend Threshold Amount”), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction,

     (i) the numerator of which shall be the Current Market Price on such Record Date less the Dividend Threshold Amount (as such Dividend Threshold Amount may be adjusted pursuant to this Section 8(e)); and
     (ii) the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one share of Common Stock.
Such adjustment shall be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Preferred Stock shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Convertible Preferred Stock on the Record Date. To the extent that such dividend or distribution is not made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the dividend or distribution actually made. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment is required to be made as set forth in this Section 8(e) as a result of a distribution that is not a quarterly dividend, the Dividend Threshold Amount shall be deemed to be zero for purposes of calculating the adjustment to the Conversion Rate under this Section 8(e). The Dividend Threshold Amount shall be adjusted inversely proportional to the adjustments to the Conversion Rate made pursuant to Sections 8(a), (b), (c), (d), (f) and (g) hereof. Notwithstanding the foregoing, the Conversion Rate after giving effect to any adjustments under this Section 8(e) shall not exceed 26.3227 (as such number may be adjusted on a proportional basis of the Conversion Rate, other than any adjustment pursuant to this Section 8(e)).
     (f) If a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,
     (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time; and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.
Such adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Corporation or any such Subsidiary, as the case may be, is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation or any such Subsidiary, as the case may be, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
     (g) If the Corporation pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,
     (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the “Ex-Dividend Date”) plus (B) the fair market value of the securities distributed in respect of each share of Common Stock, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those distributed securities for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and
     (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

Such adjustment shall become effective immediately prior to the opening of business on the day following the fifteenth Trading Day after the Ex-Dividend Date; provided that if (x) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the fair market value of the securities distributed in respect of each share of Common Stock (as calculated in Section 8(g)(i) above) is less than $1.00, then the adjustment provided by for by this Section 8(g) shall not be made and in lieu thereof the provisions of Section 9 shall apply to such distribution.
     (h) The Corporation may make such increases in the Conversion Rate in addition to those required by this Section 8 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interest of the Corporation. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to each holder of the Convertible Preferred Stock at the address of such holder as it appears in the stock register a notice of the reduction at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (i) No adjustment in the Conversion Rate (other than any adjustment pursuant to Section 8(e) above) shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate then in effect; provided, however, that any adjustments that by reason of this Section 8(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or, except as set forth in this Section 8, for any issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock. To the extent the Convertible Preferred Stock becomes convertible into cash, assets, property or securities (other than Capital Stock of the Corporation), subject to Section 9, no adjustment need be made thereafter to the Conversion Rate. Interest will not accrue on any cash into which the Convertible Preferred Stock may be convertible.
     (j) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an Officer’s certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Conversion Agent shall have received such Officer’s certificate, the

Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Convertible Preferred Stock at its last address appearing in the stock register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (k) For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 8, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     9. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 8(c) applies), (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Convertible Preferred Stock shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Convertible Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Convertible Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 9 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

     (b) The Corporation shall cause notice of the application of this Section 9 to be delivered to each holder of the Convertible Preferred Stock at the address of such holder as it appears in the stock register within twenty (20) days after the occurrence of any of the events specified in Section 9(a) and shall issue a press release containing such information and publish such information on its web site on the World Wide Web. Failure to deliver such notice shall not affect the legality or validity of any conversion right pursuant to this Section 9.
     (c) The above provisions of this Section 9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Section 8 shall apply to any shares of Capital Stock received by the holders of Common Stock in any such reclassification, change, consolidation, merger, combination, sale or conveyance; provided that if this Section 9 applies to any event or occurrence, Section 8 shall not apply to such event or occurrence.
     10. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of the Convertible Preferred Stock shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be, including without limitation, the rights under the Rights Agreement (collectively, the “Rights”), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Corporation, as the same may be amended from time to time (in each case, a “Rights Plan”). Provided that such Rights Plan requires that each share of Common Stock issued upon conversion of the Convertible Preferred Stock at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Certificate, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 8(d) upon the separation of the Rights from the Common Stock.
     11. Change of Control.
     (a) Repurchase Right. If there shall occur a Change of Control, shares of Convertible Preferred Stock shall be purchased, subject to satisfaction by or on behalf of any holder of the requirements set forth in Section 11(c), by the Corporation at the option of the holders thereof as of the date specified by the Corporation (the “Change of Control Purchase Date”) that is not less than 30 calendar days nor more than 60 calendar days after the mailing of written notice of the Change of Control pursuant to Section 11(b) below. The Purchase Price shall be paid, at the option of the Corporation, in cash, shares of Common Stock, or any combination thereof; provided that the Corporation shall not be permitted to pay all or any portion of the Purchase Price in shares of Common Stock unless:

     (i) the Corporation shall have given timely notice pursuant to Section 11(b) hereof of its intention to purchase all or a specified percentage of the Convertible Preferred Stock with shares of Common Stock as provided herein;
     (ii) the Corporation shall have registered such shares of Common Stock under the Securities Act and the Exchange Act, in each case, if required;
     (iii) such shares of Common Stock have been listed on a national securities exchange or have been quoted in an inter-dealer quotation system of any registered United States national securities association; and
     (iv) any necessary qualification or registration under applicable state securities laws has been obtained, if required, or an exemption therefrom is available.
If the foregoing conditions to pay the Purchase Price in shares of Common Stock are not satisfied with respect to any holder or holders of Convertible Preferred Stock prior to the close of business on the Change of Control Purchase Date and the Corporation has elected to purchase the Convertible Preferred Stock pursuant to this Section 11 through the issuance of shares of Common Stock, then, notwithstanding any election by the Corporation to the contrary, the Corporation shall pay the entire Purchase Price of the Convertible Preferred Stock of such holder or holders entirely in cash. Except as provided in the preceding sentence, the Corporation may not change the form of consideration to be paid for the Convertible Preferred Stock after the mailing of written notice of the Change of Control pursuant to Section 11(b) below.
     (b) Notice to Holders. Within 30 days after the occurrence of a Change of Control, the Corporation shall mail a written notice of the Change of Control to each holder, issue a press release containing such notice and publish such notice on its web site on the World Wide Web. The Corporation shall also deliver a copy of the notice to the Transfer Agent. The notice shall include the form of a Change of Control Purchase Notice (as defined in Section 11(c) below) to be completed by the holder and shall state:
     (i) the date of such Change of Control and, briefly, the events causing such Change of Control;
     (ii) the date by which the Change of Control Purchase Notice pursuant to this Section 11 must be given;
     (iii) the Change of Control Purchase Date;

     (iv) the Purchase Price that will be payable with respect to the shares of Convertible Preferred Stock as of the Change of Control Purchase Date, and whether such Purchase Price will be paid in cash, shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price the Corporation will pay in cash and in shares of Common Stock;
     (v) the name and address of each Paying Agent and Conversion Agent;
     (vi) the Conversion Rate and any adjustments thereto;
     (vii) that Convertible Preferred Stock as to which a Change of Control Purchase Notice has been given may be converted into Common Stock pursuant to this Certificate only to the extent that the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Certificate;
     (viii) the procedures that the holder of Convertible Preferred Stock must follow to exercise rights under this Section 11; and
     (ix) the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal.
If any of the Convertible Preferred Stock is in the form of Global Preferred Shares, then the Corporation shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Preferred Shares.
     (c) Conditions to Purchase. (i) A holder of shares of Convertible Preferred Stock may exercise its rights specified in Section 11(a) upon delivery of a written notice (which shall be in substantially the form included as Exhibit E to this Certificate and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Preferred Shares, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Change of Control Purchase Notice”) to the Transfer Agent at any time prior to the close of business on the Business Day immediately before the Change of Control Purchase Date. The Transfer Agent shall promptly notify the Corporation of the receipt of any Change of Control Purchase Notice.
     (ii) The delivery of such shares of Convertible Preferred Stock to be purchased by the Corporation to the Transfer Agent (together with all necessary endorsements) at the office of the Transfer Agent, or the book-entry transfer of such shares, shall be a condition to the receipt by the holder of the Change of Control Purchase Price.

     (iii) Any purchase by the Corporation contemplated pursuant to the provisions of this Section 11(c) shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Change of Control Purchase Date and the time of delivery of such share of Convertible Preferred Stock to the Transfer Agent in accordance with this Section 11(c).
     (d) Withdrawal of Change of Control Purchase Notice. Notwithstanding anything herein to the contrary, any holder of Convertible Preferred Stock delivering to the Transfer Agent the Change of Control Purchase Notice shall have the right to withdraw such Change of Control Purchase Notice in whole or in part at any time prior to the close of business on the Business Day before the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Transfer Agent specifying:
     (i) if certificated shares of Convertible Preferred Stock have been issued, the certificate numbers for such shares in respect of which such notice of withdrawal is being submitted, or if not, such information as may be required by the Depositary;
     (ii) the number of shares of Convertible Preferred Stock, with respect to which such notice of withdrawal is being submitted; and
     (iii) the number of shares of Convertible Preferred Stock, if any, that remain subject to the original Change of Control Purchase Notice and that have been or will be delivered for purchase by the Corporation.
The Transfer Agent shall promptly notify the Corporation of the receipt of any written notice of withdrawal of a Change of Control Purchase Notice. The Transfer Agent will promptly return to the respective holders thereof any shares of Convertible Preferred Stock with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Certificate.
     (e) Global Preferred Shares. Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, any Change of Control Purchase Notice may be delivered or withdrawn, and the shares of Convertible Preferred Stock in respect of such Global Preferred Shares may be surrendered or delivered for purchase, in accordance with the applicable procedures of the Depositary as in effect from time to time.
     (f) Effect of Change of Control Purchase Notice. Upon receipt by the Transfer Agent of the Change of Control Purchase Notice, the holder of the shares of Convertible Preferred Stock in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified above) thereafter be entitled to receive the Purchase Price with respect to such shares of Convertible Preferred Stock, subject to 11(c) hereof. Such Purchase Price shall be paid to such holder promptly on the later of (a) the Change of Control Purchase Date with respect to such shares of

Convertible Preferred Stock or (b) the time of delivery of such shares of Convertible Preferred Stock to the Transfer Agent by the holder thereof in the manner required by this Section 11. Shares of Convertible Preferred Stock in respect of which a Change of Control Purchase Notice has been given by the holder thereof may not be converted into Common Stock on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn as specified in Section 11(d) above.
     (g) Payment of Purchase Price in Common Stock. Payment of the specified portion of the Purchase Price in shares of Common Stock pursuant to Section 11(a) hereof shall be made by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price, as the case may be, to be paid in shares of Common Stock by (ii) 95% of the average of the Closing Sale Prices of the Common Stock for the 5 Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Purchase Date (appropriately adjusted to take into account the occurrence during such period of any event described in Section 8). The Corporation will not issue fractional shares of Common Stock in payment of the Purchase Price. Instead, the Corporation will pay cash based on the Closing Sale Price for all fractional shares on the Change of Control Purchase Date. If a holder of Convertible Preferred Stock elects to have more than one share of Convertible Preferred Stock purchased, the number of shares of Common Stock to be received by such holder shall be based on the aggregate number of shares of Convertible Preferred Stock to be purchased. Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Convertible Preferred Stock, the Corporation shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Corporation’s web site or through such other public medium as the Corporation may use at that time.
     (h) Deposit of Purchase Price. Prior to 11:00 a.m. (New York City time) on the Change of Control Purchase Date, the Corporation shall deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day), Common Stock, or combination of cash and Common Stock, as applicable, sufficient to pay the aggregate Purchase Price of all shares of Convertible Preferred Stock or portions thereof which are to be purchased as of the Change of Control Purchase Date. The manner in which the deposit required by this Section 11(h) is made by the Corporation shall be at the option of the Corporation, provided, however, that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the Change of Control Purchase Date. If the Paying Agent holds, on the Business Day following the Change of Control Purchase Date, cash, Common Stock or cash and Common Stock, as applicable, sufficient to pay the Purchase Price of any share of Convertible Preferred Stock for which a Change of Control Purchase Notice has been tendered and not withdrawn in accordance with this Section 11(d), then, immediately after such Change of Control Purchase Date, such share of

Convertible Preferred Stock will cease to be Outstanding, dividends (including Liquidated Damages) will cease to accrue and all other rights of the holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid). The Corporation shall publicly announce the number of shares of Convertible Preferred Stock purchased as a result of such Change of Control on or as soon as practicable after the Change of Control Purchase Date.
     (i) Convertible Preferred Stock Purchased in Part. Upon surrender of a certificate or certificates representing shares of the Convertible Preferred Stock that is or are purchased in part, the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Convertible Preferred Stock in an amount equal to the unpurchased portion of the shares of Convertible Preferred Stock surrendered for partial purchase.
     (j) Repayment to the Corporation. The Paying Agent shall return to the Corporation any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by the Paying Agent for the payment of the Change of Control Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Corporation pursuant to this Section 11 exceeds the aggregate Purchase Price of the Convertible Preferred Stock or portions thereof which the Corporation is obligated to purchase as of the Change of Control Purchase Date, then on the Business Day following the Change of Control Purchase Date, the Paying Agent shall return any such excess to the Corporation. Thereafter, any holder entitled to payment must look to the Corporation for payment as general creditors, unless an applicable abandoned property law designates another Person.
     12. Voting Rights.
     (a) The holders of record of shares of the Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 12, as otherwise provided in the Amended and Restated Certificate of Incorporation, or as otherwise provided by law.
     (b) The affirmative vote of holders of at least two-thirds of the outstanding shares of the Convertible Preferred Stock and all other Parity Stock with like voting rights, voting as a single class, in person or by proxy, at an annual meeting of the Corporation’s stockholders or at a special meeting called for the purpose, or by written consent in lieu of such a meeting, shall be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Amended and Restated Certificate of Incorporation or this Certificate if the amendment would amend, alter or affect the powers, preferences or rights of the Convertible Preferred Stock, so as to adversely affect the holders thereof, including, without limitation, the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock; provided however, that (i) any increase in the amount of the authorized Common Stock or currently authorized Parity Stock or the creation and issuance of any class or series of Common Stock, other Junior Stock or Parity Stock will not be deemed to adversely affect such powers, preferences or rights; and (ii) the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock shall be deemed to adversely affect such powers, preferences or rights.
     (c) If at any time (1) dividends on any shares of Convertible Preferred Stock or any other class or series of Parity Stock having like voting rights shall be in arrears for Dividend Periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (2) the Corporation shall have failed to pay the Redemption Price when due or the Purchase Price when due, then, in each case, the holders of shares of Convertible Preferred Stock (voting separately as a class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two of the authorized number of the Corporation’s directors (each, a “Convertible Preferred Stock Director”) at the next annual meeting of stockholders (or at a special meeting of the Corporation’s stockholders called for such purpose, whichever is earlier) and each subsequent meeting until the Redemption Price, Purchase Price or all dividends accumulated on the Convertible Preferred Stock have been fully paid or set aside for payment. The term of office of such Convertible Preferred Stock Directors will terminate immediately upon the termination of the right of the holders of Convertible Preferred Stock and such Parity Stock to vote for directors. Each holder of shares of the Convertible Preferred Stock will have one vote for each share of Convertible Preferred Stock held. At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Convertible Preferred Stock pursuant to this Section 12(c), or if a vacancy shall exist in the office of any Convertible Preferred Stock Director, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Convertible Preferred Stock addressed to the Chairman of the Board of the Corporation shall, call a special meeting of the holders of the Convertible Preferred Stock (voting separately as a class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable) for the purpose of electing the Convertible Preferred Stock Director that such holders are entitled to elect. At any meeting held for the purpose of electing a Convertible Preferred Stock Director, the presence in person or by proxy of the holders of at least a majority of the Outstanding Convertible Preferred Stock shall be required to constitute a quorum of such Convertible Preferred Stock. Any vacancy occurring in the office of a Convertible Preferred Stock Director may be filled by the remaining Convertible Preferred Stock Director unless and until such vacancy shall be filled by the holders of the Convertible Preferred Stock and all other Parity Stock having like voting rights, as provided above. The Convertible Preferred Stock Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Convertible Preferred Stock and Parity Stock having like voting rights to vote as a class for Convertible Preferred Stock Directors as herein provided, and upon such termination, the Convertible Preferred Stock Directors then in office shall forthwith resign.
     13. Transfer Agent and Registrar. The duly appointed Transfer Agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Convertible Preferred Stock shall be Mellon Investor Services LLC. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.
     14. Currency. All shares of Convertible Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$”or “dollars” refer to U.S. currency.
     15. Form. (a) The Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Convertible Preferred Stock (each, a “Global Preferred Share”) in definitive, fully registered form with the global legend (the “Global Shares Legend”) and, until such time as otherwise determined by the Corporation and the Registrar, the restricted shares legend (the “Restricted Shares Legend”), each as set forth on the form of Convertible Preferred Stock certificate attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the holders of the Convertible Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 15(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 15, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the

Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Convertible Preferred Stock, unless (x) DTC is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for DTC within 90 days, (y) DTC ceases to be a “clearing agency” registered under the Exchange Act or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In any such case, the Global Preferred Shares shall be exchanged in whole for certificated shares of Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference, and bearing a Restricted Shares Legend (unless the Corporation determines otherwise in accordance with applicable law). Certificated shares of Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar.
     (b) (i) An Officer shall sign the Global Preferred Shares for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature.
     (ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.
     (iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Preferred Share. The signature shall be conclusive evidence that such Global Preferred Share has been authenticated under this Certificate. Each Global Preferred Share shall be dated the date of its authentication.
     16. Registration; Transfer. (a) The Convertible Preferred Stock and the Common Stock issuable upon conversion of the shares of Convertible Preferred Stock have not been registered under the Securities Act and may not be resold, pledged or otherwise transferred prior to the date that is two years after the later of the last date of issuance of the Convertible Preferred Stock and the last date on which the Corporation or any Affiliate thereof was the owner of such shares of Convertible Preferred Stock or Common Stock, other than (i) to the Corporation or any Affiliate or Subsidiary thereof, (ii) to “qualified institutional buyers” pursuant to and in compliance with Rule 144A under the Securities Act (“Rule 144A”), (iii) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act (“Rule 144”), if available, or (iv) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

     (b) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 16; provided, however, that a beneficial interest in a Global Preferred Share bearing the Restricted Shares Legend may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a different Global Preferred Share not bearing the Restricted Shares Legend in accordance with the transfer restrictions set forth in the Restricted Shares Legend and the provisions set forth in Section 16(c)(ii).
     (c) (i) Except for transfers or exchanges made in accordance with Section 16(c)(ii), transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
     (ii) If an owner of a beneficial interest in a Global Preferred Share deposited with the Depositary or with the Registrar as custodian for the Depositary wishes at any time to transfer its interest in such Global Preferred Share bearing the Restricted Shares Legend to a Person who is eligible to take delivery thereof in the form of a beneficial interest in a Global Preferred Share not bearing the Restricted Shares Legend, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for a new beneficial interest in the applicable Global Preferred Share. Upon receipt by the Registrar at its office in The City of New York of (A) instructions from the holder directing the Registrar to transfer its interest in the applicable Global Preferred Share, such instructions to contain the name of the transferee and appropriate account information, (B) a certificate in the form of the Certificate of Transfer attached hereto as Exhibit B, given by the transferor, to the effect set forth therein, and (C) such other certifications, legal opinions and other information as the Corporation or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced such Global Preferred Share bearing the Restricted Shares Legend (in the form included in Exhibit A attached hereto) by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Preferred Share that is being transferred, and concurrently with such reduction and debit, the Registrar will instruct the Depositary to increase or cause to be increased the applicable Global Preferred Share not bearing the Restricted Shares Legend by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the Global Preferred Share that is being transferred.

     (d) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement relating to the Convertible Preferred Stock and shares of Common Stock issuable on conversion of the Convertible Preferred Stock, if shares of Convertible Preferred Stock are issued upon the transfer, exchange or replacement of Convertible Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on Convertible Preferred Stock, the Convertible Preferred Stock so issued shall bear the Restricted Shares Legend and the Restricted Shares Legend shall not be removed unless there is delivered to the Corporation and the Registrar such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Corporation or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such shares of Convertible Preferred Stock are not “restricted securities” within the meaning of Rule 144. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Corporation, shall countersign and deliver shares of Convertible Preferred Stock that do not bear the Restricted Shares Legend.
     (e) The Corporation will refuse to register any transfer of Convertible Preferred Stock or any Common Stock issuable upon conversion of the shares of Convertible Preferred Stock that is not made in accordance with the provisions of the Restricted Shares Legend and the provisions of Rule 144A or Rule 144, pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph (e) shall not be applicable to any Convertible Preferred Stock that does not bear any Restricted Shares Legend or to any Common Stock that does not bear a common share legend , a form of which is attached hereto as Exhibit C (the “Common Share Legend”).
     (f) Common Stock issued upon a conversion of the Convertible Preferred Stock prior to the effectiveness of a Shelf Registration Statement shall be delivered in certificated form and shall bear the Common Share Legend and include on its reverse side the Form of Certificate of Transfer for Common Stock attached as Exhibit D hereto. If (i) shares of Common Stock issued prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of Convertible Preferred Stock or (ii) shares of Common Stock represented by a certificate bearing the Common Share Legend are transferred subsequently by such holder, then the holder must deliver to the Registrar a certificate in substantially the form of Exhibit D hereto as to compliance with the restrictions on transfer applicable to such Common Stock and the Registrar shall not be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate. Such Common Share Legend may be removed, and new certificates representing the Common Stock may be issued, upon the presentation of satisfactory evidence that such Common Share Legend is no longer required as described above in paragraph (c) of this Section 16 with respect to the Convertible Preferred Stock.

     17. Paying Agent and Conversion Agent.
     (a) The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Convertible Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Convertible Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Registrar or Conversion Agent.
     (b) Payments due on the Convertible Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Convertible Preferred Stock register. Notwithstanding the foregoing, payments due in respect of beneficial interests in the Global Preferred Shares shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.
     18. Headings. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

EXHIBIT A
FORM OF 5 1/2% CONVERTIBLE PERPETUAL PREFERRED STOCK

Number: ___	_________Shares
CUSIP NO.: 35671D816
5 1/2% Convertible Perpetual Preferred Stock
(par value $.10 per share)
(liquidation preference $1,000.00 per share)
OF
FREEPORT-MCMORAN COPPER & GOLD INC.
FACE OF SECURITY
[GLOBAL SHARES LEGEND] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]
[RESTRICTED SHARES LEGEND] [THIS SECURITY AND THE SHARES OF CLASS B COMMON STOCK ISSUABLE UPON CONVERSION OF THIS

SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF CLASS B COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE LAST DATE OF ISSUANCE OF THE CONVERTIBLE PERPETUAL PREFERRED STOCK HEREOF AND THE LAST DATE ON WHICH FREEPORT-MCMORAN COPPER & GOLD INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY AFFILIATE OR SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED REGISTRAR PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the “5 1/2% Convertible Perpetual Preferred Stock,” par value $0.10 per share and liquidation preference $1,000.00 per share (the “Convertible Preferred Stock”). The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation dated March 30, 2004, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.
Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Freeport-McMoRan Copper & Gold Inc. has executed this certificate as of the date set forth below.

FREEPORT-MCMORAN COPPER & GOLD INC.

By:

Name:
Title:

Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
     This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

Mellon Investor Services LLC, as Transfer Agent

By:

Name:
Title: Authorized Signatory

Dated:

REVERSE OF SECURITY
FREEPORT-MCMORAN COPPER & GOLD INC.
5 1/2% Convertible Perpetual Preferred Stock
Dividends on each share of 5 1/2% Convertible Perpetual Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.
The shares of 5 1/2% Convertible Perpetual Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of 5 1/2% Convertible Perpetual Preferred Stock shall be convertible into the Corporation’s Class B Common Stock in the manner and according to the terms set forth in the Certificate of Designations. Upon a Change of Control, holders of shares of 5 1/2% Convertible Perpetual Preferred Stock will have the right to require the Corporation to purchase such shares in the manner and according to the terms set forth in the Certificate of Designations.
As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 5 1/2% Convertible Perpetual Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of 5 1/2% Convertible Perpetual Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this 5 1/2% Convertible Perpetual Preferred Stock)
Signature Guarantee:                                         1

[1]	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the 5 1/2% Convertible Perpetual Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”)                      shares of 5 1/2% Convertible Perpetual Preferred Stock (the “Convertible Preferred Stock”), represented by stock certificate No(s). ___(the “Convertible Preferred Stock Certificates”) into shares of Class B common stock, par value $0.10 per share (“Common Stock”), of Freeport-McMoRan Copper & Gold Inc. (the “Corporation”) according to the conditions of the Certificate of Designations establishing the terms of the Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).
The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”) or pursuant to an exemption from registration under the Act.
Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designations and the Convertible Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.
The Corporation is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Convertible Preferred Stock Certificate(s) to be converted.
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.
     Date of Conversion:
     Applicable Conversion Rate:

     Number of shares of 5 1/2% Convertible Perpetual Preferred Stock to be Converted:
     Number of shares of Common Stock to be Issued:
     Signature:
     Name:
     Address:2
     Fax No.:

[2]	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A
SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY
     The initial number of shares of 5 1/2% Convertible Perpetual Preferred Stock represented by this Global Preferred Share shall be                     . The following exchanges of a part of this Global Preferred Share have been made:

Number of
shares
	Amount of	Amount of	represented
	decrease in	increase in	by this
	number of	number of	Global
	shares	shares	Preferred
	represented by	represented	Share
	this	by this	following
Date	Global	Global	such	Signature of
of	Preferred	Preferred	decrease	authorized officer
Exchange	Share	Share	or increase	of Registrar

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
(Transfers pursuant to 16(c)(ii) or 16(e)
of the Certificate of Designations)
Mellon Investor Services LLC, as Transfer Agent
Plaza of the Americas
600 North Pearl Street
Suite 1010
Dallas, Texas 75201
Attn: Mr. David M. Cary

Re:	Freeport-McMoRan Copper & Gold Inc.
5 1/2% Convertible Perpetual Preferred Stock
(the “Convertible Preferred Stock”)
Reference is hereby made to the Certificate of Designations relating to the Convertible Preferred Stock dated March 30, 2004, as such may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.
This Letter relates to                  shares of the Convertible Preferred Stock (the “Securities”) which are held in the form of a Global Preferred Share bearing the Restricted Shares Legend (CUSIP No. 35671D816) with the Depositary in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.
In connection with such request, and in respect of the Convertible Preferred Stock, the Transferor does hereby certify that shares of the Convertible Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with the following terms:
CHECK ONE BOX BELOW, AS APPLICABLE:
(1) [    ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;
(2) [    ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3) [    ] in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Corporation so requests);
(4) [    ] to the Corporation or an Affiliate or Subsidiary thereof; or
(5) [    ] pursuant to a registration statement that has been declared effective under the Securities Act.
Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

[Name of Transferor]

By:

Name:
Title:

Dated:

cc:	Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, Louisiana 70112
Attn: Corporate Secretary

EXHIBIT C
Form of Common Share Legend
     “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH FREEPORT-MCMORAN COPPER & GOLD INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY AFFILIATE OR SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED REGISTRAR PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

EXHIBIT D
FORM OF CERTIFICATE OF TRANSFER
FOR COMMON STOCK
(Transfers pursuant to Section 16(f) of the
Certificate of Designations)
Mellon Investor Services LLC, as Transfer Agent
Plaza of the Americas
600 North Pearl Street
Suite 1010
Dallas, Texas 75201
Attn: Mr. David M. Cary

Re:	Freeport-McMoRan Copper & Gold Inc.
5 1/2% Convertible Perpetual Preferred Stock
(the “Convertible Preferred Stock”)
Reference is hereby made to the Certificate of Designations relating to the Convertible Preferred Stock dated March 30, 2004, as such may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.
This letter relates to ___ shares of Common Stock (the “Securities”) represented by the accompanying certificate(s) (CUSIP No. 35671D832) that were issued upon conversion of the Convertible Preferred Stock and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.
In connection with such request and in respect of the shares of Common Stock, the Transferor does hereby certify that the shares of Common Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with the following terms:
CHECK ONE BOX BELOW
(1) [ ] to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);
(3) [ ] in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Corporation so requests);
(4) [ ] to the Corporation or an Affiliate or Subsidiary thereof; or
(5) [ ] pursuant to a registration statement that has been declared effective under the Securities Act.
Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

[Name of Transferor]

By:
Name:
Title:

Dated:
cc:	Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, Louisiana 70112
Attn: Corporate Secretary

EXHIBIT E
FORM OF NOTICE OF ELECTION OF REDEMPTION
UPON A CHANGE OF CONTROL
Mellon Investor Services LLC, as Transfer Agent
Plaza of the Americas
600 North Pearl Street
Suite 1010
Dallas, Texas 75201
Attn: Mr. David M. Cary

Re:	Freeport-McMoRan Copper & Gold Inc.
5 1/2% Convertible Perpetual Preferred Stock
(the “Convertible Preferred Stock”)
     The undersigned hereby irrevocably acknowledges receipt of a notice from Freeport-McMoRan Copper & Gold Inc. (the “Corporation”) as to the occurrence of a Change of Control with respect to the Corporation and requests and instructs the Corporation to purchase ___ shares of Convertible Preferred Stock in accordance with the terms of the Certificate of Designations at the Purchase Price.
     Capitalized terms used but not defined herein shall have the meanings ascribed thereto pursuant to the Certificate of Designations.

Dated:

Signature(s)
NOTICE: The above signatures of the holder(s) hereof
must correspond with the name as written upon the face
of the Security in every particular without alteration
or enlargement or any change whatever.
Aggregate Liquidation Preference to be redeemed (if
less than all):

Social Security or Other Taxpayer
Identification Number

EXHIBIT C
CERTIFICATE OF DESIGNATIONS OF
6 3/4% MANDATORY CONVERTIBLE PREFERRED STOCK
of
FREEPORT-MCMORAN COPPER & GOLD INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
          The undersigned, Kathleen L. Quirk, Senior Vice President, Chief Financial Officer and Treasurer of Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board of Directors”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, hereby makes this Certificate of Designations (this “Certificate”) and hereby states and certifies that pursuant to the authority expressly vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Amended and Restated Certificate of Incorporation”), the Board of Directors duly adopted the following resolutions:
          RESOLVED, that, pursuant to Article 4 of the Amended and Restated Certificate of Incorporation (which authorizes 50,000,000 shares of Preferred Stock, par value $0.10 per share (the “Preferred Stock”)), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.
          RESOLVED, that each share of such series of new Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:
          (1) Number and Designation. Pursuant to the Amended and Restated Certificate of Incorporation, 28,750,000 shares (including 3,750,000 shares subject to the underwriters’ over-allotment option) of the Preferred Stock of the Corporation shall be designated as “6 3/4% Mandatory Convertible Preferred Stock” (the “Convertible Preferred Stock”).
          (2) Certain Definitions. As used in this Certificate, the following terms shall have the meanings defined in this Section 2. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Amended and Restated Certificate of Incorporation, unless the context otherwise requires:
          “5 1/2% Convertible Perpetual Preferred Stock” means the series of preferred stock, par value $0.10 per share, of the Corporation, designated as the “5 1/2% Convertible Perpetual Preferred Stock.”
          “Affiliate” shall have the meaning given to that term in Rule 405 of the

Securities Act of 1933, as amended, or any successor rule thereunder.
          “Agent Members” shall have the meaning set forth in Section 17(a) hereof.
          “Amended and Restated Certificate of Incorporation” shall have the meaning set forth in the recitals.
          “Applicable Market Value” means the average of the Daily Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Mandatory Conversion Date.
          “Board Of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by the board of directors, any committee of the board of directors duly authorized to take such action.
          “Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.
          “Cash Acquisition” means the consummation of any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of the Corporation, or any sale, lease or other transfer of the consolidated assets of the Corporation and its subsidiaries) or a series of related transactions or events pursuant to which 90% or more of the Corporation’s Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash or securities or other property that are not, or upon issuance shall not be, traded on the New York Stock Exchange or quoted on the Nasdaq National Market.
          “Cash Acquisition Conversion” shall have the meaning set forth in Section 10(a) hereof.
          “Cash Acquisition Conversion Date” means the effective date of any Cash Acquisition Conversion of Convertible Preferred Stock pursuant to Section 10 hereof.
          “Cash Acquisition Conversion Notice” shall have the meaning set forth in Section 10(b) hereof.
          “Cash Acquisition Conversion Period” shall have the meaning set forth in Section 10(a) hereof.
          “Cash Acquisition Conversion Rate” means the Conversion Rate set forth in the table below for the applicable effective date of the Cash Acquisition and the applicable Cash Acquisition Stock Price (as Cash Acquisition Stock Prices in the column headings for the table below are adjusted pursuant to Section 14 hereof):

Stock Price on Effective Date

Effective Date	$20.00	$30.00	$40.00	$50.00	$61.25	$67.38	$73.50	$80.00	$90.00	$100.00	$125.00	$150.00	$300.00

March 28, 2007	1.3050	1.3652	1.3726	1.3658	1.3554	1.3502	1.3457	1.3416	1.3368	1.3334	1.3291	1.3281	1.3347
May 1, 2008	1.4252	1.4606	1.4508	1.4281	1.4026	1.3907	1.3806	1.3717	1.3611	1.3536	1.3436	1.3403	1.3435
May 1, 2009	1.5291	1.5508	1.5363	1.4993	1.4529	1.4306	1.4117	1.3954	1.3772	1.3653	1.3520	1.3489	1.3517
May 1, 2010	1.6327	1.6327	1.6327	1.6327	1.6327	1.4842	1.3605	1.3605	1.3605	1.3605	1.3605	1.3605	1.3605
          If the Cash Acquisition Stock Price is in excess of $300.00 per share (as such amount is adjusted from time to time), then the Cash Acquisition Conversion Rate shall be the Minimum Conversion Rate. If the Cash Acquisition Stock Price is less than $20.00 per share (as such amount is adjusted from time to time), then the Cash Acquisition Conversion Rate shall be the Maximum Conversion Rate (as such amount is adjusted from time to time).
          If the effective date falls between the dates set forth under the heading “Effective Date” in the table above, or if the Cash Acquisition Stock Price falls between two amounts set forth in the table above, the Cash Acquisition Conversion Rate shall be determined by straight-line interpolation between the Cash Acquisition Conversion Rates set forth for the higher and lower Cash Acquisition Stock Prices and effective dates, as applicable, based on a 365 day year.
          “Cash Acquisition Stock Price” means the consideration paid per share of Common Stock in a Cash Acquisition. If such consideration consists only of cash, the Cash Acquisition Stock Price shall equal the amount of cash paid per share. If such consideration consists of any property other than cash, the Cash Acquisition Stock Price shall be the average Daily Closing Price per share of the Common Stock on each of the 10 consecutive Trading Days up to, but not including, the effective date of the Cash Acquisition.
          “Certificate” shall have the meaning set forth in the recitals.
          “Common Stock” as used in this Certificate means the Corporation’s common stock, par value $0.10 per share, as the same exists at the date of filing of this Certificate relating to the Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.
          “Corporation” shall have the meaning set forth in the recitals.
          “Conversion Date” shall have the meaning set forth in Section 11(a) hereof.
          “Conversion Rate” shall have the meaning set forth in Section 8(b) hereof.

          “Convertible Preferred Stock” shall have the meaning set forth in Section 1 hereof.
          “Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.
          “Current Market Price” per share of Common Stock on any date means the average of the Daily Closing Price for the five consecutive Trading Days preceding the earlier of the day preceding the date in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which shares of the Common Stock trade without the right to receive the issuance or distribution. For the purposes of determining the adjustment to the Conversion Rate pursuant to Section 14(a)(iv)(B) hereof the Current Market Price per share of Common Stock means the average of the Daily Closing Price on each of the first ten consecutive Trading Days commencing on and including the fifth Trading Day following the “ex-date” for such distribution.
          “Daily Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, means, as of any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price, of shares of the Common Stock or such other securities on the New York Stock Exchange on that date. If the Common Stock or such other securities are not then traded on the New York Stock Exchange on any date of determination, the Daily Closing Price of the Common Stock or such securities on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so listed or quoted, or if the Common Stock or such securities are not so listed or quoted on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if no closing price for the Common Stock or such securities is so reported, the last quoted bid price for the Common Stock or such securities in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if that bid price is not available, the market price of the Common Stock or such securities on that date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation. For the purposes of this Certificate, all references herein to the closing sale price and the last reported sale price of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and the last reported sale price on the website of the New York Stock Exchange shall govern.
          “Depositary” means DTC or its nominee or any successor appointed by the Corporation.

          “Dividend Payment Date” means (i) the 1st calendar day of February, May, August and November of each year, or the following Business Day if such day is not a Business Day, prior to the Mandatory Conversion Date and (ii) the Mandatory Conversion Date.
          “Dividend Period” means the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if there is no preceding Dividend Payment Date, on the Issue Date.
          “Dividend Rate” shall have the meaning set forth in Section 4 hereof.
          “Dividend Threshold Amount” shall have the meaning set forth in Section 14(a)(v) hereof.
          “DTC” means The Depository Trust Corporation.
          “Early Conversion” shall have the meaning set forth in Section 9(a) hereof.
          “Early Conversion Date” shall have the meaning set forth in Section 9(e).
          “Electing Share” shall have the meaning set forth in Section 14(e) hereof.
          “Exchange Property” shall have the meaning set forth in Section 14(e) hereof.
          “Expiration Time” shall have the meaning set forth in Section 14(a)(vi) hereof.
          “Fair Market Value” means (a) in the case of any Spin-Off, the fair market value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock as of the fifteenth Trading Day after the “ex-date” for such Spin-Off, and (b) in all other cases the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.
          “Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate.
          “Global Preferred Share” shall have the meaning set forth in Section 17 hereof.
          “Global Shares Legend” shall have the meaning set forth in Section 17 hereof.
          “Holder” means the person in whose name the shares of the Convertible Preferred Stock are registered, which may be treated by the Corporation and the Transfer

Agent as the absolute owner of the shares of Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.
          “Initial Price” shall have the meaning set forth in Section 8(b) hereof.
          “Issue Date” shall mean March 28, 2007, the original date of issuance of the Convertible Preferred Stock.
          “Junior Stock” means the Corporation’s Common Stock and each other class of capital stock or series of preferred stock established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.
          “Liquidation Preference” means, as to the Convertible Preferred Stock, $100.00 per share.
          “Mandatory Conversion Date” means May 1, 2010.
          “Maximum Conversion Rate” shall have the meaning set forth in Section 8(b)(iii) hereof.
          “Minimum Conversion Rate” shall have the meaning set forth in Section 8(b)(i) hereof.
          “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, or the Secretary of the Corporation.
          “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.
          “Parity Stock” means the Corporation’s Series A Participating Cumulative Preferred Stock, if any, and its outstanding 5 1/2% Convertible Perpetual Preferred Stock and any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank on a parity with the Convertible Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution.
          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
          “Purchased Shares” shall have the meaning set forth in Section 14(a)(vi) hereof.
          “Record Date” means the later of (i) the 15th calendar day (whether or not such calendar day is a Business Day) of the calendar month immediately prior to the month in which the applicable Dividend Payment Date falls and (ii) the close of business on the day on which the Board of Directors, or an authorized committee of the Board of Directors, declares the dividend payable.
          “Record Holder” means the Holder of record of the Convertible Preferred Stock as they appear on the stock register of the Corporation at the close of business on a Record Date.
          “Reorganization Event” shall have the meaning set forth in Section 14(e) hereof.
          “Senior Stock” means any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Convertible Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution.
          “Series A Participating Cumulative Preferred Stock” means the series of preferred stock, par value $0.10 per share, of the Corporation, designated as the “Series A Participating Cumulative Preferred Stock.”
          “Shelf Registration Statement” shall mean shelf registration statement filed with the Securities and Exchange Commission to cover resales of shares of Common Stock by holders thereof, as described under Section 4A(f).
          “Spin-Off” means a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Corporation.
          “Threshold Appreciation Price” shall have the meaning set forth in Section 8(b) hereof.
          “Trading Day” means a day on which the Common Stock:
     (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and
     (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
          “Transfer Agent” shall mean Mellon Investor Services LLC, the Corporation’s duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Convertible Preferred Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent; provided, that the Corporation shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.
          “Voting Rights Class” shall have the meaning set forth in Section 6 hereof.
          “Voting Rights Triggering Event” shall mean the failure of the Corporation to pay dividends on the Convertible Preferred Stock with respect to six or more Dividend Periods (whether or not consecutive).
          (3) Ranking. The Convertible Preferred Stock shall, with respect to both dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, rank on a parity with the Series A Participating Cumulative Preferred Stock, if any, and the 5 1/2% Convertible Perpetual Preferred Stock and the Convertible Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation rank (i) senior to all Junior Stock, (ii) on parity with Parity Stock and (iii) junior to all Senior Stock.
          (4) Dividends. (a) Holders of shares of outstanding Convertible Preferred Stock shall be entitled, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, to receive cumulative dividends at the rate per annum of 6.75% per share on the Liquidation Preference (equivalent to $6.75 per annum per share), payable quarterly in arrears (the “Dividend Rate”). Dividends payable for each full Dividend Period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date (commencing August 1, 2007) for the Dividend Period ending immediately prior to such Dividend Payment Date, to the holders of record of Convertible Preferred Stock on the close of business on the Record Date applicable to such Dividend Payment Date. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period or periods there shall be funds of the Corporation legally available for the payment of such dividends and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any period other than a full Dividend Period, including the initial Dividend Period ending immediately prior to August 1, 2007, shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of Convertible Preferred Stock shall not bear interest. The initial dividend on the Convertible Preferred Stock for the first Dividend Period, commencing on the Issue Date (assuming an Issue Date of March 28, 2007), to but excluding August 1, 2007, will be $2.30625 per share, and when, as and if declared, will be payable, when and if declared on August 1, 2007, provided that the Corporation is legally permitted to pay such dividends at such time. Each subsequent quarterly dividend on the Convertible Preferred Stock, when, as and if declared, will be $1.6875 per share, subject to adjustment as provided for in Section 18(c).
          (b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid or declared and a sufficient sum or number of shares of Common Stock shall have been set apart for the payment of such dividend, upon all outstanding shares of Convertible Preferred Stock.

          (c) Holders of shares of Convertible Preferred Stock shall not be entitled to any dividends on the Convertible Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Convertible Preferred Stock which may be in arrears.
          (4A) Method of Payment of Dividends. (a) Subject to paragraph (e) below, dividends (or any portion of any dividend) on the Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period (including in connection with the payment of accrued, accumulated and unpaid dividends to the extent required to be paid pursuant to Section 8, 9 or 10), may be paid, as determined in the Corporation’s sole discretion:
          (i) in cash;
          (ii) by delivery of shares of Common Stock; or
          (iii) through any combination of cash and Common Stock.
          (b) Common Stock issued in payment or partial payment of a dividend shall be valued for such purpose at 97% of the average of the Daily Closing Price per share of Common Stock on each of the five consecutive Trading Days ending on the second Trading Day immediately preceding (a) the applicable Dividend Payment Date, in respect of a dividend payable on any such date or (b) the applicable Early Conversion Date or Cash Acquisition Conversion Date, in respect of a dividend payment on any such date.
          (c) Dividend payments on the Convertible Preferred Stock shall be made in cash, except to the extent the Corporation elects to make all or any portion of such payment in Common Stock by giving notice to Holders thereof of such election and the portion of such payment that shall be made in cash and the portion of such payment that shall be made in Common Stock no later than 10 Trading Days prior to the Dividend Payment Date for such dividend.
          (d) No fractional shares of Common Stock shall be delivered to Holders in payment or partial payment of a dividend. A cash adjustment shall be paid to each Holder that would otherwise be entitled to a fraction of a share of Common Stock. Any portion of any such payment that is declared and not paid through the delivery of Common Stock shall be paid in cash.
          (e) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered in connection with any dividend payment made in connection with a conversion exceed an amount equal to the total dividend payment divided by $20.42, subject to adjustment in the same manner (but on an inversely proportional basis) as each Fixed Conversion Rate as set forth in Section 14 hereof. To the extent the Corporation does not deliver shares of Common Stock as a result of this paragraph (e), the Corporation may, notwithstanding any notice by it to the contrary, pay the remaining declared and unpaid dividends in cash.

          (f) To the extent that the Corporation determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all sales of Common Stock have been resold thereunder and such time as all such shares are freely tradeable without registration.
          (5) Payment Restrictions. (a) Unless all accrued, cumulated and unpaid dividends on the Convertible Preferred Stock for all prior Dividend Periods shall have been paid in full, the Corporation may not:
     (i) declare or pay any dividend or make any distribution of assets on any Junior Stock, other than dividends or distributions in the form of Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution;
     (ii) redeem, purchase or otherwise acquire any shares of Junior Stock or pay or make any monies available for a sinking fund for such shares of Junior Stock, other than (A) upon conversion or exchange for other Junior Stock or (B) the purchase of fractional interests in shares of any Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock;
     (iii) declare or pay any dividend or make any distribution of assets on any shares of Parity Stock, other than dividends or distributions in the form of Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution; or
     (iv) redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such conversion or exchange.
          (b) When dividends are not paid in full upon the shares of Convertible Preferred Stock, all dividends declared on the Convertible Preferred Stock and any other Parity Stock shall be paid either (i) pro rata so that the amount of dividends so declared on the shares of Convertible Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Convertible Preferred Stock and such class or series of Parity Stock bear to each other or (ii) on another basis that is at least as favorable to the Holders of the Convertible Preferred Stock entitled to receive such dividends.
          (6) Voting Rights. (a) The Holders of the Convertible Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Delaware law from time to time:
     (i) If and whenever at any time or times a Voting Rights Triggering Event occurs, then the Holders of shares of Convertible Preferred Stock, voting as a single class with any Parity Stock having similar voting rights that are exercisable, including the Series A Participating Cumulative Preferred Stock, if any, and the 5 1/2% Convertible Perpetual Preferred Stock (the “Voting Rights Class”), shall be entitled at the Corporation’s next regular or special meeting of shareholders of the Corporation to elect two additional directors to the Corporation’s Board of Directors. Upon the election of any such additional directors, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.
     (ii) Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Convertible Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 6(a)(i) shall terminate.
     (iii) At any time when voting rights pursuant to Section 6(a)(i) shall have vested and be continuing in Holders of the Convertible Preferred Stock, or if a vacancy shall exist in the office of any such additional director, the Board of Directors may call, and, upon written request of the Holders of record of at least twenty-five percent (25%) of the outstanding Convertible Preferred Stock, addressed to the chairman of the Board of Directors, shall call a special meeting of the holders of shares of the Voting Rights Class (voting as a single class) for the purpose of electing the directors, that such holders are entitled to elect. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 6(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of shareholders in which such case, the election of directors pursuant to Section 6(a)(i) shall be held at such annual meeting of shareholders.
     (iv) At any meeting at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of the Voting Rights Class constituting a majority of the Voting Rights Class present at such meeting, in person or by proxy, shall be sufficient to elect any such director.
     (v) Any director elected pursuant to the voting rights created under this Section 6(a) shall hold office until the next annual meeting of shareholders (unless such term has previously terminated pursuant to Section 6(a)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 6(a), or, if no such special meeting is called, at the next annual meeting of shareholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 6(a) shall terminate.
     (vi) So long as any shares of Convertible Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock and all other shares of the Voting Rights Class, voting as a single class, in person or by proxy, at an annual meeting of the Corporation’s shareholders or at a special meeting called for such purpose, or by written consent in lieu of such meeting, alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Corporation’s Amended and Restated Certificate of Incorporation or this Certificate if the amendment would amend, alter or affect the powers, preferences or rights of the Convertible Preferred Stock so as to adversely affect the Holders thereof, including, without limitation, the creation of, increase in the authorized number of, or issuance of, shares of any class or series of Senior Stock.
     (vii) In exercising the voting rights set forth in this Section 6(a), each share of Convertible Preferred Stock and any other shares of the Voting Rights Class participating in the votes described above shall be in proportion to the liquidation preference of such share. In all cases in which the Holders of Convertible Preferred Stock shall be entitled to vote as a single class with holders of other shares of the Voting Rights Class with a liquidation preference of $1,000, Holders of each share of Convertible Preferred Stock shall be entitled to one-tenth of one vote (which shall be aggregated among all votes cast by Holders of Convertible Preferred Stock).
          (b) The Corporation may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock, without the consent of the Holders of Convertible Preferred Stock, and in taking such actions the Corporation shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of Holders of shares of Convertible Preferred Stock.
          (7) Liquidation, Dissolution or Winding-Up. (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder of Convertible Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, the Liquidation Preference plus all accumulated and unpaid dividends thereon in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, Common Stock.

          (b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.
          (c) After the payment to the Holders of the shares of Convertible Preferred Stock of full preferential amounts provided for in this Section 7, the Holders of Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.
          (d) If upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to the Liquidation Preference of the Convertible Preferred Stock and all Parity Stock are not paid in full, the holders of the Convertible Preferred stock and the Parity Stock will share equally and ratable in any distribution of the Corporation’s assets in proportion to the full Liquidation Preference and accumulated and unpaid dividends to which such holders are entitled.
          (8) Mandatory Conversion on the Mandatory Conversion Date. (a) Each share of Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 9 hereof or pursuant to an exercise of a Cash Acquisition Conversion right pursuant to Section 10 hereof) on the Mandatory Conversion Date, into a number of shares of Common Stock equal to the Conversion Rate.
          (b) The “Conversion Rate” shall be as follows:
          (i) if the Applicable Market Value of the Common Stock is equal to or greater than $73.50 (the “Threshold Appreciation Price”), then the Conversion Rate shall be equal to 1.3605 shares of Common Stock per share of Convertible Preferred Stock (the “Minimum Conversion Rate”), which is equal to $100.00 (appropriately adjusted for stock splits, contributions, reclassifications or other similar events involving the Convertible Preferred Stock) divided by the Threshold Appreciation Price;
          (ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $61.25 (the “Initial Price”), then the Conversion Rate shall be equal to $100.00 (appropriately adjusted for stock splits, contributions, reclassifications or other similar events involving the Convertible Preferred Stock) divided by the Applicable Market Value of the Common Stock; or
          (iii) if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, then the Conversion Rate shall be equal to 1.6327 shares of Common Stock per share of Convertible Preferred Stock (the “Maximum Conversion Rate”), which is equal to $100.00 (appropriately adjusted for stock splits, contributions, reclassifications or other similar events involving the Convertible Preferred Stock) divided by the Initial Price.
          (c) The Minimum Conversion Rate, the Maximum Conversion Rate, the Threshold Appreciation Price and the Initial Price are each subject to adjustment in accordance with the provisions of Section 14 hereof.
          (d) The Holders of Convertible Preferred Stock on the Mandatory Conversion Date shall have the right to receive an amount equal to all accrued, cumulated and unpaid dividends on the Convertible Preferred Stock, whether or not declared prior to that date, for the then current Dividend Period ending on the Mandatory Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Convertible Preferred Stock payable to Holders of record as of a prior date), provided that the Corporation is legally permitted to pay such dividends at such time.
          (9) Early Conversion at the Option of the Holder. (a) Other than during the Cash Acquisition Conversion Period, shares of the Convertible Preferred Stock are convertible, in whole or in part, at the option of the Holder thereof (“Early Conversion”) at any time prior to the Mandatory Conversion Date, into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment as set forth in Section 14 hereof.
          (b) Any written notice of conversion pursuant to this Section 9 shall be duly executed by the Holder, and specify:
          (i) the number of shares of Convertible Preferred Stock to be converted;
          (ii) the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered and whether such shares of Common Stock are to be issued in book-entry or certificated form (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the Holder);
          (iii) if certificates are to be issued, the address to which such Holder wishes delivery to be made of such new certificates to be issued upon such conversion; and
          (iv) any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.
          (c) If specified by the Holder in the notice of conversion that shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be issued to a person other than the Holder surrendering the shares of Convertible Preferred Stock being converted, the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.
          (d) Upon receipt by the Transfer Agent of a completed and duly executed notice of conversion as set forth in Section 9(b), compliance with Section 9(c), if applicable, and surrender of a certificate representing share(s) of Convertible Preferred Stock to be converted (if held in certificated form), the Corporation shall, within three Business Days or as soon as possible thereafter, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the notice of conversion. If a Holder elects to hold its shares of Common Stock issuable upon conversion of the Convertible Preferred Stock in certificated form, the Corporation shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the Holder thereof, at the address designated by such Holder in the written notice of conversion, a certificate or certificates representing the number of shares of Common Stock to which such Holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Convertible Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such Holder or such Holder’s designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Convertible Preferred Stock that shall not have been converted.
     (e) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Convertible Preferred Stock in accordance with the terms hereof shall be deemed effective immediately prior to the close of business on the day (the “Early Conversion Date”) of receipt by the Transfer Agent of the notice of conversion and other documents, if any, set forth in Section 9(b) hereof, compliance with Section 9(c), if applicable, and the surrender by such Holder or such Holder’s designee of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted (if held in certificated form), duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto).
     (f) A Holder of a share of Convertible Preferred Stock on the Early Conversion Date with respect to such share shall have the right to receive all accrued, cumulated and unpaid dividends, whether or not declared prior to that date, for all prior Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Early Conversion Date (other than previously declared dividends on the Convertible Preferred Stock payable to Holders of record as of a prior date), provided that the Corporation is then legally permitted to pay such dividends. Except as described above, upon any optional conversion of the Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on the Convertible Preferred Stock.
     (10) Cash Acquisition Conversion. (a) In the event of a Cash Acquisition, the Holders of the Convertible Preferred Stock shall have the right to convert their shares of Convertible Preferred Stock during a period (the “Cash Acquisition Conversion Period”) that begins on the effective date of such acquisition and ends on a date that is 15 days after such effective date, which period must end prior to the Mandatory Conversion Date (such right of the Holders to convert their shares pursuant to this Section 10(a) being the “Cash Acquisition Conversion”) at the Cash Acquisition Conversion Rate (as adjusted pursuant to Section 14).

     (b) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Cash Acquisition, a written notice (the “Cash Acquisition Conversion Notice”) shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Record Holders as they appear on the stock register of the Corporation. Such notice shall contain:
     (i) the date on which the Cash Acquisition is anticipated to be effected;
     (ii) whether Holders shall have Cash Acquisition Conversion rights in connection with such Cash Acquisition;
     (iii) if Holders have Cash Acquisition Conversion rights in connection with such Cash Acquisition, (A) the first date, which shall be the effective date of such Cash Acquisition, on which the Cash Acquisition Conversion right may be exercised and (B) the date, which shall be 15 days after the effective date of the Cash Acquisition, by which the Cash Acquisition Conversion right must be exercised;
     (iv) if Holders have Cash Acquisition Conversion rights in connection with such Cash Acquisition, whether the Corporation shall elect to pay any amount payable pursuant to Section 10(c) below in shares of Common Stock, cash or a combination cash and Common Stock; and
     (v) the instructions a Holder must follow to exercise the Cash Acquisition Conversion right, if any, in connection with such Cash Acquisition.
     (c) Upon any conversion pursuant to Section 10(a), in addition to issuing the Holders shares of Common Stock at the Cash Acquisition Conversion Rate, the Corporation shall either,
     (i) pay the converting Holders in cash (A) an amount equal to any accumulated and unpaid dividends on the shares of Convertible Preferred Stock subject to such Cash Acquisition Conversion, whether or not declared (other than previously declared dividends on the Convertible Preferred Stock payable to Record Holders as of a prior date) and (B) the present value of all remaining dividend payments on the shares of Convertible Preferred Stock then outstanding through and including the Mandatory Conversion Date; provided that at such time the Corporation is then legally permitted to pay such dividends (the present value of the remaining future dividend payments shall be computed using a discount rate equal to 7.00%), or
     (ii) increase the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock by an amount equal to (A) the amount set forth in clause (i) above, divided by (B) the Cash Acquisition Stock Price; provided, that, in no event shall the Corporation increase the number of shares of Common Stock to be issued in excess of the amount equal to the amount set forth in clause (i) above divided by

$20.42, subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 14 hereof.
     (d) To exercise a Cash Acquisition Conversion right, a Holder shall deliver to the Transfer Agent at its Corporate Trust Office, no earlier than the effective date of the Cash Acquisition, and no later than 5:00 p.m., New York City time on or before the date by which the Cash Acquisition Conversion right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Convertible Preferred Stock with respect to which the Cash Acquisition Conversion right is being exercised, duly assigned or endorsed for transfer to the Corporation, or accompanied by duly executed stock powers relating thereto, or in blank, with a written notice to the Corporation stating the Holder’s intention to convert early in connection with the Cash Acquisition containing the information set forth in Section 9(b) and providing the Corporation with payment instructions.
     (e) If a Holder does not elect to exercise the Cash Acquisition Conversion right pursuant to this Section 10, in lieu of shares of Common Stock, the Corporation shall deliver to such Holder on the Mandatory Conversion Date or an Early Conversion Date, such cash, securities and other property as determined in accordance with Section 14(e) hereof.
     (f) Upon a Cash Acquisition Conversion, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof in the written notice provided to the Corporation as set forth above, deliver to the Holder such cash and securities issuable upon such Cash Acquisition Conversion, together with payment of cash in lieu of any fraction of a share, as provided herein. Such delivery shall take place upon, and only to the extent of, the consummation of such Cash Acquisition Conversion.
     (g) In the event that a Cash Acquisition Conversion is effected with respect to shares of Convertible Preferred Stock representing less than all the shares of Convertible Preferred Stock held by a Holder, upon such Cash Acquisition Conversion the Corporation shall execute and the Transfer Agent shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Convertible Preferred Stock as to which Cash Acquisition Conversion was not effected.
     (11) Conversion Procedures. (a) On the Mandatory Conversion Date, the Cash Acquisition Conversion Date or any Early Conversion Date (collectively, a “Conversion Date”), dividends on any shares of Convertible Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and such shares of Convertible Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive shares of Common Stock into which such shares of Convertible Preferred Stock are convertible and any accrued, cumulated and unpaid dividends on such shares to which they are otherwise entitled pursuant to Section (8), (9) or (10) hereof, as applicable.
     (b) The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Conversion Date. No allowance or adjustment, except as set forth in Section 14, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Conversion Date. Prior to such applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Convertible Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Convertible Preferred Stock.
     (c) Shares of Convertible Preferred Stock duly converted in accordance with this Certificate, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance.
     (d) In the event that a Holder of shares of Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Convertible Preferred Stock should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Convertible Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.
     (12) Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding. For purposes of this Section 12(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
     (b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
     (c) All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-

assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
     (d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
     (e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
     (13) Fractional Shares. (a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Convertible Preferred Stock.
     (b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof or a conversion at the option of the Holder pursuant to Section 9 or Section 10 hereof, the Corporation shall pay an amount in cash (computed to the nearest Cent) equal to the same fraction of:
     (i) in the case of a conversion pursuant to Section 8 or a Cash Acquisition Conversion pursuant to Section 10, the average of the Daily Closing price on each of the five consecutive Trading Days preceding the Trading Day immediately preceding the Conversion Date; or
     (ii) in the case of an Early Conversion pursuant to Section 9 hereof, the Daily Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Conversion Date.
     (c) If more than one share of the Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Convertible Preferred Stock so surrendered.
     (14) Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

     (i) Stock Dividends and Distributions. In case the Corporation shall pay or make a dividend or other distribution on Common Stock in shares of Common Stock, each Fixed Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, shall be increased by dividing such Fixed Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this sub-section (i), the number of shares of Common Stock at the time outstanding shall not include shares held in the treasury of the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.
     (ii) Subdivisions, Splits and Combinations of the Common Stock. In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, each Fixed Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, such Fixed Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.
     (iii) Issuance of Stock Purchase Rights. In case the Corporation shall issue rights or warrants to all holders of Common Stock (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, each Fixed Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Fixed Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.
     (iv) Debt or Asset Distribution. (A) In case the Corporation shall, by dividend or otherwise, distribute to all holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in Section 14(a)(i) or Section 14(a)(ii) hereof, any rights or warrants referred to in Section 14(a)(iii) hereof, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any subsidiary of the Corporation, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in Section 14(a)(iv)(B) below), each Fixed Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying such Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the date fixed for such determination and the denominator of which shall be such Current Market Price per share of the Common Stock less the then Fair Market Value of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this clause (iv)(A) is applicable, clause (iv)(B) of this Section 14(a) shall not be applicable.
     (B) In the case of a Spin-Off, each Fixed Conversion Rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution shall be adjusted by multiplying each Fixed Conversion Rate by a fraction, the numerator of which is the Current Market Price per share of the Common Stock plus the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock as of the fifteenth Trading Day after the “ex-date” with respect to such Spin Off (or, if such shares of capital stock or equity interests are listed on a national or regional securities exchange, the average of the Daily Closing Price of such security on each of the five consecutive Trading Days ending on such fifteenth day) and the denominator of which is the Current Market Price per share of the

Common Stock. Any adjustment to the Conversion Rate under this clause (iv)(B) of this Section 14(a) shall occur on the fifteenth Trading Day from, but excluding, the “ex-date” with respect to the Spin-Off.
     (v) Cash Distributions. In case the Corporation shall distribute cash to all holders of Common Stock, immediately after the close of business on such date for determination each Fixed Conversion Rate shall be adjusted by multiplying such Fixed Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of holders of Common Stock entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price of Common Stock on the date fixed for such determination and the denominator of which shall be the Current Market Price of Common Stock on the date fixed for such determination minus the amount per share of such dividend or distribution; provided, that no adjustment shall be made to either Fixed Conversion Rate for (i) any cash that is distributed in a Reorganization Event to which Section 14(e) applies or as part of a distribution referred to in paragraph (iv) of this Section 14(a), (ii) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation (iii) any consideration payable in connection with a tender or exchange offer made by the Corporation or any subsidiary of the Corporation or (iv) any cash dividends on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed $0.3125 in any fiscal quarter (the “Dividend Threshold Amount”). The Dividend Threshold Amount is subject to an inversely proportional adjustment whenever the Fixed Conversion Rates are adjusted, provided that no adjustment shall be made to the Dividend Threshold Amount for any adjustments made to the Fixed Conversion Rates pursuant to this Section 14(a)(v).
     If an adjustment is required to be made under this Section 14(a)(v) as a result of a distribution that is a regularly scheduled dividend, the amount per share of such dividend or distribution for purposes of determining the denominator in this Section 14(a)(v) shall be deemed to be the amount by which the distribution exceeds the applicable Dividend Threshold Amount. If an adjustment is required to be made under this clause as a result of a distribution that is not a regularly scheduled dividend, the amount per share of such dividend or distribution for purposes of determining the denominator in this Section 14(a)(v) shall be deemed to be the full amount of such distribution.
     (vi) Self Tender Offers and Exchange Offers. In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below in this Section)) of an aggregate consideration per share of Common Stock having a Fair Market Value that, together with (a) any cash and other consideration payable in a tender or exchange offer by the Corporation or any subsidiary of the Corporation for shares of Common Stock expiring during the preceding 12-month period in respect of which no previous adjustments pursuant to this Section 14 have been made, plus (b) the aggregate amount of any cash distributions referred to in Section 14(a)(v) to holders of Common Stock during the preceding 12-month period in respect of which no adjustments have been made pursuant to this Section 14, exceeds 15% of the Corporation’s market capitalization as of the expiration of such tender offer or exchange offer (the “Expiration Time”), then, and in each such case, immediately prior to the opening of business on the eighth Trading Day after the date of the Expiration Time, each Fixed Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing such Fixed Conversion Rate in effect immediately prior to the opening of business on the eighth Trading Day after the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price per share of the Common Stock on the seventh Trading Day after the Expiration Time and (II) the number of shares of Common Stock outstanding (including any shares validly tendered and not withdrawn) at the Expiration Time less (y) the amount of cash plus the Fair Market Value of the aggregate consideration payable to holders of Common Stock in the tender or exchange offer and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the Common Stock on the seventh Trading Day after the Expiration Time and (y) the number of shares of Common Stock outstanding (including any shares validly tendered and not withdrawn) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”).
     (vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any Convertible Preferred Stock, Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
          (b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 14, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.
          (c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Cash Acquisition Stock Price. (i) All adjustments to the Fixed Conversion Rates shall be calculated to the nearest 1/10,000th of a share (or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in the Fixed Conversion Rates shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that with respect to adjustments to be made to the Fixed Conversion Rates in connection with cash dividends paid by the Corporation, the Fixed Conversion Rates shall be adjusted regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates no later than August 1 of each calendar year; provided, further that on the earlier of the Mandatory Conversion Date and the date on which the Corporation consummates a Cash Acquisition, adjustments to the Fixed Conversion Rates shall be made with respect to any such adjustment carried forward and which has not been taken into account before such date. If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 14(a)(i), 14(a)(ii), 14(a)(iii), 14(a)(iv), 14(a)(v), 14(a)(vi) or 14(b), an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 8(b) shall apply on the Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 14(a)(i), 14(a)(ii), 14(a)(iii), 14(a)(iv), 14(a)(v), 14(a)(vi) or 14(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment; provided, that if such adjustment to the Fixed Conversion Rates is required to be made pursuant to the occurrence of any of the events contemplated by Sections 14(a)(i), 14(a)(ii), 14(a)(iii), 14(a)(iv), 14(a)(v) or 14(a)(vi) or 14(b) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Fixed Conversion Rates.
     (ii) If an adjustment is made to the Minimum Conversion Rate pursuant to Sections 14(a)(i), 14(a)(ii), 14(a)(iii), 14(a)(iv), 14(a)(v), 14(a)(vi) or 14(b), a proportional adjustment shall be made to each Cash Acquisition Stock Price column heading set forth in the table included in the definition of “Cash Acquisition Conversion Rate.” Such adjustment shall be made by multiplying each Cash Acquisition Stock Price included in such table by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to such adjustment and the denominator of which is the Minimum Conversion Rate immediately after such adjustment.
     (iii) No adjustment to the Fixed Conversion Rates need be made if Holders may participate, upon conversion (and based on the applicable Conversion Rate related to such conversion), in the transaction that would otherwise give rise to an adjustment; provided, that if the distributed assets or securities that the Holders would receive upon conversion of the Convertible Preferred Stock are convertible, exchangeable or exercisable, as applicable, such assets or securities are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of the Convertible Preferred Stock. The applicable Conversion Rate shall not be adjusted:
     (A) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (B) upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;
     (C) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Convertible Preferred Stock were first issued;
     (D) for a change in the par value or no par value of the Common Stock; or
     (E) for accrued, cumulated and unpaid dividends.
     (iv) The Corporation shall have the power to resolve any ambiguity or correct any error in this Section 14 and its action in so doing, as evidenced by a resolution of the Board of Directors, or a duly authorized committee thereof, shall be final and conclusive.
     (d) Notice of Adjustment. Whenever a Fixed Conversion Rate or the Cash Acquisition Conversion Rate, as applicable, is to be adjusted, the Corporation shall: (i) compute such adjusted Fixed Conversion Rate or the Cash Acquisition Conversion Rate, as applicable, and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rate or the Cash Acquisition Conversion Rate, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to a Fixed Conversion Rate or the Cash Acquisition Conversion Rate, as applicable, (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the Convertible Preferred Stock of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Cash Acquisition Conversion Rate, as applicable, provide, or cause to be provided, to the Holders of the Convertible Preferred Stock a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate or the Cash Acquisition Conversion Rate, as applicable, was determined and setting forth such revised Fixed Conversion Rate or Cash Acquisition Conversion Rate, as applicable.
     (e) Reorganization Events. In the event of:

     (i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);
     (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;
     (iii) any reclassification of Common Stock into securities including securities other than Common Stock; or
     (iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) (any such event specified in this Section 14(e), a “Reorganization Event”);
each share of Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, after such Reorganization Event, be convertible into the kind of securities, cash and other property receivable in such Reorganization Event (without any interest thereon and without any right to dividends or distribution thereon which have a record date that is prior to the Conversion Date) per share of Common Stock (the “Exchange Property”) by a holder of Common Stock that exercised his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event and in respect of which such rights of election shall have been exercised (“Electing Share”), then, for the purpose of this Section 14(e) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Electing Share shall be deemed to be the weighted average of the kinds and amounts so receivable per share by the Electing Shares). The amount of Exchange Property receivable upon conversion of any Convertible Preferred Stock in accordance with Section 8 or 9 hereof shall be determined based upon the Conversion Rate in effect on such Conversion Date. The applicable Conversion Rate shall be (x) the Minimum Conversion Rate, in the case of an Early Conversion Date and (y) determined based upon the definition of Conversion Rate set forth in Section 8 and the Applicable Market Value at such time, in the case of the Mandatory Conversion Date.
          For purposes of this Section 14(e), “Applicable Market Value” shall be deemed to refer to the Applicable Market Value of the Exchange Property and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Daily Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For purposes of this Section 14(e), the term “Daily Closing Price” shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 14(e), references to Common Stock in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.
          The above provisions of this Section 14(e) shall similarly apply to successive Reorganization Events and the provisions of Section 14 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.
     The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14(e).
          (15) Replacement Stock Certificates. (a) If physical certificates are issued, and any of the Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Convertible Preferred Stock certificate, or in lieu of and substitution for the Convertible Preferred Stock certificate lost, stolen or destroyed, a new Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.
          (b) The Corporation is not required to issue any certificates representing the Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable pursuant to the terms of the Convertible Preferred Stock formerly evidenced by the certificate.
          (16) Transfer Agent, Registrar, Redemption, Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar, Redemption, Conversion and Dividend Disbursing Agent for the Convertible Preferred Stock shall be Mellon Investor Services LLC. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Convertible Preferred Stock.
          (17) Form. (a) The Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Convertible Preferred Stock in definitive, fully registered form with the global legend (the “Global Shares Legend”) as set forth on the form of Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders of the Convertible Preferred Stock represented thereby with the Registrar, at its New York office as custodian for DTC or a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 17(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 17, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Convertible Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Convertible Preferred Shares, this Certificate or the Amended and Restated Certificate of Incorporation. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Convertible Preferred Stock, unless (x) the Depositary is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In any such case, the Global Preferred Shares shall be exchanged in whole for definitive shares of Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar.
          (b) (i) An Officer shall sign the Global Preferred Shares for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature.
     (ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.
     (iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Preferred Share. The signature shall be conclusive evidence that such Global Preferred Share has been authenticated under this Certificate. Each Global Preferred Share shall be dated the date of its authentication.
          (18) Miscellaneous. (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at One North Central Avenue, Phoenix, Arizona 85004, (Attention: Kathleen L. Quirk) or to the Transfer Agent at its Corporate Trust Office, or other agent of the Corporation designated as permitted by this Certificate, or (ii) if to any Holder of the Convertible Preferred Stock or holder of shares of Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Convertible Preferred Stock or Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.
          (b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

          (c) The Liquidation Preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

FREEPORT-MCMORAN COPPER & GOLD INC.
By:
Name:	Kathleen L. Quirk
Title:	Executive Vice President, Chief Financial Officer & Treasurer

ATTEST:

By:
Name:
Title:

EXHIBIT A
FORM OF 6 3/4% MANDATORY CONVERTIBLE PREFERRED STOCK
SEE REVERSE FOR LEGEND
Number: [  ]

6 3/4% Mandatory Convertible Preferred Stock	[ ] Shares

CUSIP NO.: 35671D782
FREEPORT-MCMORAN COPPER & GOLD INC.
FACE OF SECURITY
This certifies that Cede & Co. is the owner of fully paid and non-assessable shares of the 6 3/4% Mandatory Convertible Preferred Stock, par value $0.10 of Freeport-McMoRan Copper & Gold Inc. (hereinafter called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation of Freeport-McMoRan Copper & Gold Inc. and all amendments thereto (copies of which are on file at the office of the Transfer Agent) to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     IN WITNESS WHEREOF, Freeport-McMoRan Copper & Gold Inc. has executed this certificate as of the date set forth below.

FREEPORT-MCMORAN COPPER & GOLD INC.

By:
Name:	Kathleen L. Quirk
Title:	Executive Vice President, Chief Financial Officer & Treasurer

Dated: March 28, 2007
TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
This is one of the certificates representing shares of the Convertible Preferred Stock referred to in the within mentioned Certificate of Designations.

MELLON INVESTOR SERVICES, LLC, as Transfer Agent

By:
Name:
Title:	Authorized Signatory

Dated:

REVERSE OF SECURITY
FREEPORT-MCMORAN COPPER & GOLD INC.
          The shares of 6 3/4% Mandatory Convertible Preferred Stock (the “Convertible Preferred Stock”) shall automatically convert on May 1, 2010 into a number of shares of common stock, par value $0.10 per share, of the Corporation (the “Common Stock”) as provided in the Certificate of Designations of the Corporation relating to the Convertible Preferred Stock (the “Certificate Of Designations”). The shares of the Convertible Preferred Stock are also convertible at the option of the holder, into shares of Common Stock at any time prior to May 1, 2010 as provided in the Certificate of Designations. The preceding description is qualified in its entirety by reference to the Certificate of Designations, a copy of which shall be furnished by the Corporation to any holder without charge upon request addressed to the Secretary of the Corporation at its principal office in Phoenix, AZ or to the Transfer Agent named on the face of this certificate.
          The Corporation shall furnish to any shareholders, upon request, and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued so far as the same have been determined and of the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Any such request should be addressed to the Secretary of the Corporation at its principal office in Phoenix, AZ, or to the Transfer Agent named on the face of this certificate.
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S

NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

ASSIGNMENT
For value received,                                          hereby sell, assign and transfer unto Please Insert Social Security or Other Identifying Number of Assignee

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

	NOTICE:	The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member of a Medallion Signature Program)